UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ____)

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Endologix, Inc.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENDOLOGIX, INC.
2 Musick
Irvine, California 92618
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 2, 2016
_________________________
To the Stockholders of Endologix, Inc.:
You are cordially invited to attend the 2016 Annual Meeting of Stockholders of Endologix, Inc., a Delaware corporation. The annual meeting will be held on Thursday, June 2, 2016, at 8:00 a.m., Pacific time, at our offices at 2 Musick, Irvine, California 92618 for the following purposes, as more fully described in the accompanying proxy statement:

1.	To vote upon a proposal to elect three Class III members, each for a term of three years;

2.	To vote upon a “Say-on-Pay” advisory vote on the approval of the compensation of our named executive officers as disclosed in the accompanying proxy statement;

3.	To vote upon a proposal to amend the Endologix, Inc. 2015 Stock Incentive Plan to increase the total number of shares of common stock reserved for issuance thereunder from 3,500,000 to 6,300,000;

4.
To vote upon a proposal to amend the Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan to increase the total number of shares of common stock reserved for issuance thereunder from 3,058,734 to 4,558,734;

5.	To vote upon an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 135,000,000;

6.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; and

7.	To transact such other business as may properly come before the annual meeting or any adjournment(s) or postponement(s) thereof.
Only stockholders who held shares at the close of business on April 13, 2016 are entitled to notice of and to vote at the annual meeting or any adjournments or postponements thereof.
You are cordially invited to attend the annual meeting in person. Whether or not you plan to attend the annual meeting, we encourage you to complete, sign, date and return the enclosed proxy card, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure that your shares will be represented and voted at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Any stockholder attending the annual meeting may vote in person even if he or she previously voted by proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a legal proxy issued in your name from that record holder.
The annual meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at any such adjourned meeting.

Sincerely,

John McDermott Chief Executive Officer and Chairman of the Board
Irvine, California
April 20, 2016

_____________________________________________

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2016.

Our proxy statement for the 2016 Annual Meeting of Stockholders, the proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2015 are available at http://www.endologix.com/materialsproxyvote/.
Your vote is important. To vote your shares by proxy you may do any of the following:

•	Vote at the Internet site address listed on your proxy card;

•	Call the toll-free number listed on your proxy card; or

•	Sign, date and return in the envelope provided the enclosed proxy card.

If you choose the third option, please do so promptly to ensure your proxy arrives in sufficient time.

_________________
PROXY STATEMENT
_________________

INFORMATION CONCERNING SOLICITATION AND VOTING
The enclosed proxy is solicited on behalf of our board of directors for use at the 2016 annual meeting of stockholders to be held on June 2, 2016 at 8:00 a.m., Pacific time, at our offices at 2 Musick, Irvine, California 92618, at which time stockholders of record as of April 13, 2016 will be entitled to vote. On April 13, 2016, we had 81,770,941shares of common stock outstanding.
We intend to mail this proxy statement, the accompanying proxy card and our Annual Report on Form 10-K for the fiscal year ending December 31, 2015 on or about May 2, 2016 to all stockholders entitled to vote at the annual meeting. These materials and directions to attend the annual meeting, where you may vote in person, are available on the Internet at http://www.endologix.com/materialsproxyvote/. Our principal executive offices are located at 2 Musick, Irvine, California 92618.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Who may vote at the annual meeting?
Only stockholders of record as of the close of business on April 13, 2016 are entitled to vote at the annual meeting. As of the record date, there were 81,770,941 shares of our common stock outstanding and entitled to vote, held by 262 holders of record.
What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?
Stockholder of Record
If, on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer and Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote your shares. If you received a proxy card by mail, you may submit your proxy card by completing, signing, dating and mailing your proxy card in the envelope provided.
Beneficial Owner of Shares Held in Street Name
If, on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered to be the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid legal proxy from your broker, bank, or other nominee.
How many votes do I have?
You have one vote for each share of our common stock you own as of the close of business on the record date. These shares include shares that are (a) held of record directly in your name and (b) held for you as a beneficial owner through a broker, bank, or other nominee.
What matters will be voted on at the annual meeting?
Our stockholders will vote on at least four matters at the annual meeting:

•
Proposal No. 1. Election to our board of directors of the three Class III nominees named in this proxy statement, namely Gregory D. “Greg” Waller, Thomas C. “Tom” Wilder, III, and Thomas F. “Tom” Zenty, III, for a term of three years, expiring upon the 2019 annual meeting of stockholders, and until their respective successors are duly elected and qualified.

•	Proposal No. 2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.

•
Proposal No. 3. Approval of an amendment to our Endologix, Inc. 2015 Stock Incentive Plan to increase the total number of shares of common stock reserved for issuance under the plan from 3,500,000 shares to 6,300,000 shares.

•
Proposal No. 4. Approval of an amendment to our Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan to increase the total number of shares purchasable thereunder from 3,058,734 shares to 4,558,734 shares.

•	Proposal No. 5. Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 135,000,000.

•	Proposal No. 6. Ratify the appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

You may also vote on such other matters as may properly come before the annual meeting or any postponement(s) or adjournment(s) thereof.
How do I vote?
You may vote on the matters presented at the annual meeting as follows:

•	Proposal No. 1. You may either vote “For” the Class III nominees named in this proxy statement or you may “Withhold” your vote for such nominees.

•	Proposal No. 2. You may vote “For” or “Against” the compensation of our named executive officers as disclosed in this proxy statement, or you may abstain from voting.

•	Proposal No. 3. You may vote “For” or “Against” the amendment to our Endologix, Inc. 2015 Stock Incentive Plan, or you may abstain from voting.

•	Proposal No. 4. You may vote “For” or “Against” the amendment to our Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan, or you may abstain from voting.

•	Proposal No. 5. You may vote “For” or “Against” the amendment to our Amended and Restated Certificate of Incorporation, or you may abstain from voting.

•
Proposal No. 6. You may vote “For” or “Against” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016, or you may abstain from voting.

Stockholder of Record
If you are a stockholder of record, you may vote in person at the annual meeting or you may vote by proxy using the proxy card. Whether or not you plan to attend the annual meeting in person, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•
To vote by proxy card, if you are a stockholder of record, you may submit your proxy by mail by completing, signing and dating your proxy card or, for shares held beneficially in street name, by following the voting instructions included by your broker or nominee, and mailing the proxy card promptly in the enclosed envelope. If you provide specific voting instructions to us before the annual meeting, your shares will be voted as you have instructed.

Beneficial Owner of Shares Held in “Street Name”
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a notice or voting instructions from that organization rather than from us. Please follow the instructions in the notice or voting instructions to ensure that your vote is counted. The broker, bank or other nominee holding your shares may allow you to deliver your voting instructions by telephone or over the Internet. If your notice or voting instructions do not include telephone or Internet instructions, please complete and return your notice or voting instructions promptly by mail. To vote in person at the annual meeting, you must obtain a valid legal proxy from your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy form.
What happens if I do not give specific voting instructions?
Stockholder of Record.
If you are a stockholder of record and you:

•	indicate when voting on the Internet that you wish to vote as recommended by the board of directors; or

•
sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting.

Beneficial Owner of Shares Held in “Street Name.”
Generally, if you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you are entitled to give voting instructions to the organization holding the shares. If you do not provide voting instructions, your broker, bank or other nominee may still vote the shares with respect to matters that are considered to be “routine,” but not with respect to matters that are considered to be “non-routine.” If the organization that holds your shares does not receive instructions from you on how to vote your shares on a “non-routine” matter, the organization that holds your shares will inform the inspector of elections that it does not have the authority to vote on such matter with respect to your shares. This is generally referred to as a “broker non-vote.”
What proposals are considered “routine” or “non-routine”?
The election of directors (Proposal No. 1), the advisory vote on executive compensation (Proposal No. 2), the approval of an amendment to our Endologix, Inc. 2015 Stock Incentive Plan (Proposal No. 3), the approval of an amendment to our Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan (Proposal No. 4) and the approval of an amendment to our Amended and Restated Certificate of Incorporation (Proposal No. 5) are matters considered “non-routine” under the rules of The Nasdaq Stock Market. A broker, bank, trustee or other nominee cannot vote without voting instructions from you on “non-routine” matters, and therefore broker non-votes may exist in connection with for Proposal Nos. 1, 2, 3, 4 and 5. The ratification of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 6) is considered “routine” under applicable rules and thus your broker, bank, trustee or other nominee may vote your shares for Proposal No. 6 without voting instructions from you.
How do you treat broker non-votes?
Broker non-votes are counted for purposes of determining whether or not a quorum exists for the transaction of business, but will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Thus, a broker non-vote will not affect the outcome of the voting on a proposal the passage of which requires the affirmative vote of a plurality or a majority or some other percentage of (i) the votes cast or (ii) the votes present or represented by proxy and entitled to vote on that proposal at the annual meeting. Broker non-votes will have the same effect as a vote against a proposal the passage of which requires an affirmative vote of the holders of a majority or some other percentage of the outstanding shares entitled to vote on such proposal.
What happens if I abstain?
When an eligible voter attends the annual meeting in person or by proxy but decides not to vote, his, her or its decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” or “withhold” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•
abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum vote required for approval of the proposal is a plurality or a majority or some other percentage of the votes actually cast, and thus will have no effect on the outcome; and

•
abstention shares will have the same effect as votes against a proposal if the minimum vote required for approval of the proposal is a majority or some other percentage of (i) the shares present or represented by proxy and entitled to vote, or (ii) all shares outstanding and entitled to vote.

What is the voting requirement to approve each of the proposals?

•
Proposal No. 1. For the election of directors, the nominees for Class III director who receive the most “FOR” votes (among votes properly cast in person or represented by proxy) will be elected directors. If you are present at the annual meeting but do not vote for a particular nominee, or if you have given a proxy and properly withheld authority to vote for a nominee, the shares withheld or not voted will not be counted as votes cast on such matter, although they will be counted for purposes of determining whether there was a quorum. Broker non-votes will not be taken into account in determining the election of directors.

•
Proposal No. 2. The approval of Proposal No. 2, regarding the compensation of our named executive officers, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

•
Proposal No. 3. The approval of Proposal No. 3, regarding an amendment to our Endologix, Inc. 2015 Stock Incentive Plan, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

•
Proposal No. 4. The approval of Proposal No. 4, regarding an amendment to our Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan, requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

•
Proposal No. 5. The approval of Proposal No. 5, regarding an amendment to our Amended and Restated Certificate of Incorporation, requires the affirmative vote of the holders a majority of the outstanding shares of our common stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as votes against this proposal.

•
Proposal No. 6. The approval of Proposal No. 6, regarding the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016, requires the affirmative vote of a majority of the outstanding shares of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal.

What are the board’s voting recommendations?
Our board of directors recommends that you vote your shares:
Proposal No. 1. “For” each of the Class III nominees to the board of directors named in this proxy statement.
Proposal No. 2. “For” approval of the compensation of our named executive officers as disclosed in this proxy statement.
Proposal No. 3. “For” approval of an amendment to our Endologix, Inc. 2015 Stock Incentive Plan as described in this proxy statement.
Proposal No. 4. “For” approval of the amendment to our Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan as described in this proxy statement.
Proposal No. 5. “For” approval of the amendment to our Amended and Restated Certificate of Incorporation as described in this proxy statement.
Proposal No. 6. “For” the ratification of the selection of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withheld” votes with respect to Proposal No. 1, “For” and “Against” votes with respect to Proposal Nos. 2, 3, 4, 5 and 6, as well as abstentions and broker non-votes. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the annual meeting. All shares represented by valid proxies received prior to the annual meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.
What is the quorum requirement for the annual meeting?
The holders of at least a majority of the shares entitled to vote at the annual meeting must be present at the annual meeting in person or represented by proxy in order to transact business. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, if you:

•	Are present and vote in person at the annual meeting; or

•	Have voted on the Internet, by telephone, or by properly submitting a proxy card by mail.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum. If there is no quorum, the chairman of the meeting or holders of a majority of shares present at the meeting in person or represented by proxy will adjourn the meeting to a later date.
How can I attend the annual meeting in person?
You must present a form of government-issued personal photo identification in order to be admitted to the annual meeting. If your shares are held in “street name,” you also will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or a letter from your nominee are examples of acceptable proof of ownership. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the annual meeting.
Can I change my vote after submitting my proxy?
Yes. Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted at the annual meeting. If you are the stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary at 2 Musick, Irvine, California 92618.

•	You may attend the annual meeting and vote in person. However, attending the annual meeting will not, by itself, revoke your proxy.

If your shares are held in “street name,” you should follow the instructions provided by your broker, bank or other nominee, including, if permitted by such organization, submitting another proxy by telephone or Internet after you have already provided an earlier proxy.
Who is paying for the cost of this proxy solicitation?
We will bear the entire cost of this proxy solicitation, including costs of preparing, assembling, printing and mailing this proxy statement, the proxy card and any additional material furnished to our stockholders. Copies of the proxy materials will be furnished to brokerage houses, banks or other nominees holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We have retained Morrow & Co. LLC 470 East Ave, Stamford, CT 06902, a proxy solicitation firm, to deliver solicitation materials to beneficial owners and to assist us in collecting proxies from such individuals. We expect to pay Morrow & Co. a fee of $7,500 for their solicitation services. We may reimburse persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies may be supplemented by telephone, electronic mail or personal solicitation by our directors, officers or other regular employees. No additional compensation will be paid to directors, officers or other regular employees for such services.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the U.S. Securities and Exchange Commission, or the SEC, has approved. Under this procedure, we are delivering a single copy of these proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of these proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of these proxy materials, stockholders may write or call us at the following address and telephone number:
Endologix, Inc.
2 Musick, Irvine, California 92618
(949) 595-7200
Stockholders who hold shares in “street name” may contact their brokerage firm, bank, or other nominee to request information about householding.
Where can I find the voting results of the annual meeting?
We will announce preliminary voting results at the annual meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days of the annual meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the annual meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS
The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 13, 2016 by each stockholder known to us to be a beneficial owner of more than 5% of our common stock.

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares (3)
Entities affiliated with Janus Capital Management LLC(4)	7,270,670	8.9%
Entities affiliated with Cadian Capital Management, LP(5)	5,676,342	6.9%
Entities affiliated with BlackRock, Inc.(6)	4,716,514	5.8%
Entities affiliated with Tamarack Advisors, LP(7)	4,475,000	5.5%
Entities affiliated with The Vanguard Group, Inc.(8)	4,471,383	5.5%

(1) Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 2 Musick, Irvine, CA 92618.
(2) The number of shares of common stock beneficially owned includes any shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of April 13, 2016, or within sixty days of such date.
(3) Applicable percentages are based on 81,770,941 shares outstanding on April 13, 2016, plus the number of shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of April 13, 2016, or within sixty days of such date.
(4) Based on a Schedule 13G/A filed February 16, 2016. Janus Capital Management, LLC has sole voting and dispositive power with respect to 7,270,670 shares and Janus Triton Fund has sole voting and dispositive power with respect to 3,570,445 shares. Janus’ address is 151 Detroit Street, Denver, Colorado 80206.
(5) Based on a Schedule 13G filed February 12, 2016. Cadian Capital Management, LP, Cadian Capital Management GP, LLC and Eric Bannasch (collectively, “Cadian”) have shared voting and dispositive power with respect to 5,676,342 shares. The address of Cadian is 535 Madison Avenue, 36th Floor, New York, NY 10022.
(6) Based on a Schedule 13G/A filed January 26, 2016. BlackRock, Inc. has sole voting power with respect to 4,548,537 shares and sole dispositive power with respect to 4,716,514 shares. Includes shares beneficially owned by Blackrock (Luxembourg) S.A., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Capital Management, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited and BlackRock Investment Management, LLC. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(7) Based on a Schedule 13G filed February 11, 2016. Tamarack Advisors, LP, Tamarack Capital GP, LLC and Justin J. Ferayorni (collectively, “Tamarack”) have sole voting and dispositive power with respect to 4,475,000 shares. The address of Tamarack is 5050 Avenida Encinas, Suite 360, Carlsbad, CA 92008.
(8) Based on a Schedule 13G/A filed February 11, 2016. The Vanguard Group, Inc. has sole voting power with respect to 148,000 shares, shared voting power with respect to 8,100 shares, sole dispositive power with respect to 4,319,383 shares and shared dispositive power with respect to 152,000 shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 143,900 shares and Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 12,200 shares. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

BENEFICIAL OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS
The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 13, 2016 by each director and nominee for director, each named executive officer and all current directors and officers as a group.

Name and Address (1)	Number of Shares Beneficially Owned (2)	Percentage of Outstanding Shares (3)
Daniel Lemaitre(4)	124,682	*
Gregory D. Waller(5)	27,871	*
Thomas C. Wilder, III(6)	33,081	*
Guido J. Neels(7)	108,778	*
Thomas F. Zenty, III(8)	24,343	*
Leslie Norwalk(9)	3,253	*
John McDermott(10)	1,218,498	1.5%
Vaseem Mahboob(11)	9,662	*
Shelley B. Thunen	15,716	*
Robert D. Mitchell(12)	279,689	*
Joseph DeJohn(13)	306,087	*
Jose A. Lima(14)	62,630	*
Janet Fauls	47,750	*
Todd Abraham(15)	188,838	*
All directors and officers as a group (22 persons) (16)	3,262,372	3.9%

* Represents beneficial ownership of less than 1%
(1) Unless otherwise indicated, the business address of each holder is: c/o Endologix, Inc., 2 Musick, Irvine, CA 92618.
(2) The number of shares of common stock beneficially owned includes any shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of April 13, 2016, or within sixty days of such date.
(3) Applicable percentages are based on 81,770,941 shares outstanding on April 13, 2016, plus the number of shares deemed beneficially owned by such stockholder by virtue of such stockholder’s right to acquire such shares as of April 13, 2016, or within sixty days of such date.
(4) Includes 90,000 shares subject to options exercisable and 9,042 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(5) Includes 6,028 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(6) Includes 12,500 shares subject to options exercisable and 6,028 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(7) Includes 50,000 shares subject to options exercisable and 6,028 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(8) Includes 6,028 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(9) Includes 3,253 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(10) Includes 832,318 shares subject to options exercisable and 33,806 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(11) Includes 9,662 shares subject to options exercisable within 60 days of April 13, 2016.
(12) Includes 37,673 shares subject to options exercisable and 160,465 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(13) Includes 204,592 shares subject to options exercisable and 5,298 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(14) Includes 57,109 shares subject to options exercisable and 3,402 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(15) Includes 73,362 shares subject to options exercisable and 5,297 shares subject to restricted stock vesting within 60 days of April 13, 2016.
(16) Includes 1,544,042 shares subject to options exercisable and 259,727 shares subject to restricted stock vesting within 60 days of April 13, 2016.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The board of directors currently consists of eight authorized directors divided into three classes, with Class I currently having two directors, Class II currently having three directors and Class III currently having three directors. Each class of directors is elected for three-year terms on a staggered term basis, so that each year the term of office of one class will expire and the terms of office of the other classes will continue for periods of one and two years, respectively. The nominees for election at the annual meeting will serve as Class III directors, with their respective terms expiring at the annual meeting of stockholders to be held in 2019. Each director is elected to serve until the expiration of his term and until his successor is duly elected and qualified.
The nominees for election as Class III directors at the annual meeting are Gregory D. “Greg” Waller, Thomas C. “Tom” Wilder, III and Thomas F. “Tom” Zenty, III, each of whom currently serves as a director. Upon the recommendation of the Nominating, Governance and Compliance Committee, we selected Messrs. Waller, Wilder and Zenty as director nominees on March 23, 2016. Mr. Waller has served as a director since November 2003, Mr. Wilder has served as a director since May 2010 and Mr. Zenty has served as a director since May 2013. Messrs. Waller, Wilder and Zenty have each indicated a willingness to continue to serve on the board of directors if elected. However, in the event any nominee is unable to or declines to serve as a director at the time of the annual meeting, the proxies will be voted for an additional nominee who shall be designated by the current board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders intend to vote all proxies received by them in favor of the nominees listed above.
Corporate Governance Policy for Uncontested Election of Directors
In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the board of directors), any nominee for director who receives a greater number of votes “Withheld” from his or her election than votes “For” his or her election by stockholders present in person or represented by proxy at the annual meeting and entitled to vote in the election of directors, or a majority withheld vote, must tender a written offer to resign from the board of directors to the chairman of the board within five business days of the certification of the stockholder vote by the inspector of elections.
The Nominating, Governance and Compliance Committee will promptly consider the resignation offer and recommend to the full board whether to accept it. However, if each member of the Nominating, Governance and Compliance Committee received a majority withheld vote at the same election, then the independent members of the board who did not receive a majority withheld vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the board whether to accept them. In considering whether to accept or reject the resignation offer, the Nominating, Governance and Compliance Committee will consider all factors deemed relevant by members of the Nominating, Governance and Compliance Committee, including, without limitation, the length of service and qualifications of the director, the director’s contributions to our company, compliance with listing standards, and the best interests of us and our stockholders. To the extent that one or more directors’ resignation are accepted by the board, the Nominating, Governance and Compliance Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the board. Any director who tenders his or her offer to resign from the board pursuant to this provision shall not participate in deliberations regarding whether to accept the offer of resignation.
The Board will act on the Nominating, Governance and Compliance Committee’s recommendation within 90 days following the certification of the stockholder vote by the inspector of elections, which action may include, without limitation, acceptance of the offer of resignation, adoption of measures intended to address the perceived issues underlying the majority withheld vote, or rejection of the resignation offer. Thereafter, the board will disclose its decision whether to accept the director’s resignation offer and the reasons for rejecting the offer, if applicable, in a current report on Form 8-K to be filed with the SEC within four business days of the board’s determination.
The board believes that this process enhances accountability to stockholders and responsiveness to stockholders’ votes, while allowing the board appropriate discretion in considering whether a particular director’s resignation would be in the best interests of us and our stockholders.
Vote Required and Recommendation of the Board of Directors
The nominee receiving the highest number of affirmative votes among votes properly cast in person or represented by proxy at the annual meeting will be elected as director. Proxies cannot be voted for a greater number of persons than the number of nominees named.
The board of directors recommends a vote “FOR” the election of the nominees named above.
Information With Respect to Nominees And Directors
Set forth below for each nominee for election as a director and for each of our other directors is information regarding his age, position(s) with us, the period he has served as a director, any family relationship with any of our other directors or executive officers, and the directorships currently held by him or held by him at any time during the past five years, in corporations whose shares are publicly traded. With respect to each nominee and director, we have also provided in their biographical information below the experience and qualifications that led to the conclusion that they should serve as a director in light of our business and structure.
Class III
(Nominees for Election to the Board for a Three-Year Term Expiring at the 2019 Annual Meeting)
Gregory D. Waller, 66, has served on our board of directors since November 2003. Mr. Waller also serves on the board of Sunshine Heart Corporation, a publicly traded company, as Audit Committee Chairman. From March 2006 until April 2011, Mr. Waller was Chief Financial Officer of Universal Building Products, a manufacturer of concrete construction accessories. Previous to that, Mr. Waller has been in retirement except for board directorships. Mr. Waller served as Vice President-Finance, Chief Financial Officer and Treasurer of Sybron Dental Specialties, Inc., a manufacturer and marketer of consumable dental products, from August 1993 until his retirement in May 2005 and was formerly the Vice President and Treasurer of Kerr, Ormco Corporation, and Metrex. Mr. Waller joined Ormco Corporation in December 1980 as Vice President and Controller and served as Vice President of Kerr European Operations from July 1989 to August 1993. Mr. Waller has an M.B.A. with a concentration in Accounting from California State University, Fullerton. Mr. Waller also served on the board of directors and audit committee of Cardiogenesis Corporation, a publicly-traded company until its acquisition by Cryolife in 2011. Mr. Waller also served on the boards of directors of Alsius Corporation, a publicly-traded company, from June 2007 to September 2009 until its acquisition by Zoll, Biolase Technology, Inc., a publicly-traded company, from October 2009 to August 2010, Clarient, Inc., a publicly-traded company which was acquired by General Electric Company on December 22, 2010, and SenoRx, Inc., a publicly-traded company which was acquired by C.R. Bard, Inc. on July 6, 2010.
As reflected in the biographical information summarized above, Mr. Waller has extensive senior management experience in the medical device industry and is an “audit committee financial expert” as such term is defined under applicable SEC rules. Mr. Waller has served on numerous other boards of directors of publicly reporting companies, including as chairman of the Audit Committees of many of those healthcare companies.
Thomas C. Wilder, III, 52, has served on our board of directors since May 2010. He has served as the President and Chief Executive Officer of Sequent Medical, Inc., a privately-held medical device company focused on developing innovative devices for the treatment of neurovascular disease, since February 2010. Concurrently, he also serves on the board of Benvenue Medical, Inc., a privately-held medical device company focused on the design, manufacture and marketing of products for the minimally invasive spinal surgery market. From May 2009 to February 2010, Mr. Wilder consulted with several medical device companies. From April 2006 to April 2009, Mr. Wilder served as the President and Chief Executive Officer of Photothera, Inc. From 2002 through January 2006, Mr. Wilder served at Micro Therapeutics, Inc. as President and Chief Executive Officer. Following the merger of Micro Therapeutics, Inc. into ev3 Inc. in January 2006, Mr. Wilder served as President, ev3 Neurovascular until April 2006. From 1991 to 2002, Mr. Wilder served in various roles for Medtronic, Inc. From 1986 to 1989, Mr. Wilder served in the Financial Statement Audit Practice of Price Waterhouse. Mr. Wilder has a B.A. in Economics from Stanford University and an M.B.A. from Northwestern University’s J.L. Kellogg Graduate School of Management.
As reflected in the biographical information summarized above, Mr. Wilder has decades of experience in the medical device industry, including many senior management and leadership positions with numerous companies and is an “audit committee financial expert” as such term is defined under applicable SEC rules. In addition, Mr. Wilder has extensive financial expertise and operational experience with growth companies.
Thomas F. Zenty, III, 60, has served on our board of directors since May 2013. Mr. Zenty currently serves as the President and Chief Executive Officer of University Hospitals Health System, Inc., Cleveland, Ohio. Previously, Mr. Zenty held various executive positions with Cedars-Sinai Health System, St. Joseph’s Medical Center, a division of Catholic Health Care West, Franciscan Health System of New Jersey and St. Mary Hospital, Connecticut. Mr. Zenty is Chairman of the Board of Western Reserve Assurance Company, Ltd. SPC, a privately-held insurance company, and chairs The Coalition to Protect America's Health Care. Mr. Zenty is a past board member of the American Hospital Association and has also served as a director on the board of Nationwide Financial Services, Inc. Mr. Zenty has held several academic positions with prestigious universities, including his current position as Adjunct Professor, Banking & Finance at Case Western Reserve University. He received a Master's degree in Public Administration from New York University, a Master's degree in Hospital Administration from Xavier University, and a Bachelor's degree in Health Planning from Pennsylvania State University.
As reflected in the biographical information summarized above, Mr. Zenty has extensive business, managerial, executive and leadership experience in the health care industry, having served in numerous senior management positions, including as chief executive officer and executive vice president at a leading hospital and health care system.
Class I
(Director continuing in office with a term expiring in 2017)
Daniel Lemaitre, 62, has served on our board of directors since December 2009. Mr. Lemaitre currently serves as President and Chief Executive Officer of Direct Flow Medical, Inc., a venture-backed medical device company, and has served in that capacity since May 2015.  Prior to joining Direct Flow Medical, Mr. Lemaitre served as Chief Executive Officer of White Pine Medical, Inc., a venture-backed medical device company.  Prior to White Pine Medical, Mr. Lemaitre served as the President and Chief Executive Officer of CoreValve, a privately-held company focused on percutaneous aortic valve replacement, from April 2008 until its acquisition by Medtronic, Inc., a publicly-traded medical device company, in April 2009. From 2005 until March 2008, Mr. Lemaitre was a Senior Vice President at Medtronic, where he led the company’s strategic planning and corporate development. Prior to joining Medtronic, Mr. Lemaitre spent 28 years in the medical device field as an investment analyst. This included 18 years with SG Cowen, where he was a managing director and led the healthcare research team, and six years with Merrill Lynch. Mr. Lemaitre holds a B.A. in Economics from Bethany College and an M.B.A. from Bowling Green State University. Mr. Lemaitre also serves on the board of directors of Globus Medical, Inc., a publicly-held manufacturer of spinal implants.
As reflected in the biographical information summarized above, Mr. Lemaitre has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief executive officer of a medical device company, and as senior vice president of one of the world’s leading medical technology companies. In addition, Mr. Lemaitre’s substantial experience as an investment analyst in the medical device field is a great asset to our Company. Mr. Lemaitre has extensive financial and accounting experience and is an “audit committee financial expert” as such term is defined under applicable rules of the SEC.
Leslie Norwalk, 50, has served on our board of directors since May 2015. Ms. Norwalk previously served as a member of the board of directors of Volcano Corporation, a publicly-held medical device company acquired by Phillips USA in February 2015. Since 2007, Ms. Norwalk has served as a Strategic Advisor and Strategic Counsel to Epstein Becker & Green, P.C., a law firm, and two consulting agencies: EBG Advisors, Inc., and National Health Advisors. Ms. Norwalk is an Operating Partner at Enhanced Equity Fund, L.P., a private equity firm, and also serves as an advisor to Warburg Pincus LLC, and Ferrer Freeman & Company, both private equity firms. Previously, Ms. Norwalk served the Bush Administration as the Acting Administrator for the Centers for Medicare & Medicaid Services, or CMS, where she managed the day-to-day operations of Medicare, Medicaid, State Child Health Insurance Programs, the survey and certification of health care facilities and other federal health care initiatives. For four years prior to that, Ms. Norwalk was the agency’s Deputy Administrator, responsible for the implementation of the changes made under the Medicare Modernization Act, including the Medicare Prescription Drug Benefit. Prior to serving the Bush Administration, Ms. Norwalk practiced law in the Washington, D.C. office of Epstein Becker & Green, P.C. where she advised clients on a variety of health policy matters. She also served in the first Bush administration in the White House Office of Presidential Personnel and the Office of the U.S. Trade Representative. Ms. Norwalk also serves on the boards of directors of multiple private entities and as a member of the International Advisory Council at APCO Worldwide Inc. Ms. Norwalk earned a J.D. degree from the George Mason University School of Law and a bachelor’s degree, cum laude, in Economics and International Relations from Wellesley College.
As reflected in the biographical information summarized above, Ms. Norwalk has extensive and diverse experience in the health care industry and extensive knowledge of health care policy.
Class II
(Director continuing in office with a term expiring in 2018)
John McDermott, 55, joined us in May 2008 as President and Chief Executive Officer and currently serves as our Chief Executive Officer. Mr. McDermott has 25 years of executive management, sales, marketing, and finance experience in the vascular device industry. From 2002 to 2007 he served as President of Bard Peripheral Vascular, a division of C.R. Bard, Inc. Mr. McDermott previously served as President of Global Sales for C.R. Bard’s vascular surgery and endovascular businesses. Prior to that, he served for four years as President of C.R. Bard’s division IMPRA, Inc., where he was responsible for global operations, including sales, marketing, research and development, manufacturing, and finance. From 1990 to 1996, Mr. McDermott served as Chief Financial Officer and later Vice President and Chief Operating Officer of IMPRA, Inc., prior to its acquisition by C.R. Bard. He is an active leader within the vascular community and is currently on the board of directors of the International Society of Endovascular Specialists. Mr. McDermott holds a B.S. in Finance from Arizona State University and an M.B.A from Western International University.
As reflected in the biographical information summarized above, Mr. McDermott is our Chairman and Chief Executive Officer, and therefore is valuable as a bridge between management and the board, ensuring that both groups act with a common purpose. In addition, Mr. McDermott has extensive business, managerial, executive and leadership experience in the medical device industry generally.
Guido J. Neels, 67, has served on our board of directors since December 2010. Mr. Neels has been a Managing Director at Essex Woodlands Health Ventures, Inc., or Essex Woodlands, a venture capital firm, since 2006. Prior to joining Essex Woodlands, Mr. Neels served in a variety of management positions at Guidant Corporation, a developer of cardiovascular medical products. From July 2004 until retiring in November 2005, Mr. Neels served as Guidant’s Chief Operating Officer, where he was responsible for the global operations of Guidant’s four operating units: Cardiac Rhythm Management, Vascular Intervention, Cardiac Surgery, and Endovascular Solutions. From December 2002 to July 2004, Mr. Neels served as Guidant’s Group Chairman, Office of the President, responsible for worldwide sales operations, corporate communications, corporate marketing, investor relations and government relations. In January 2000, Mr. Neels was named Guidant’s President, Europe, Middle East, Africa and Canada. In addition, Mr. Neels served as Guidant’s Vice President, Global Marketing, Vascular Intervention, from 1996 to 2000 and as Guidant’s General Manager, Germany and Central Europe, from 1994 to 1996. Mr. Neels has a business engineering degree from the University of Leuven in Belgium and an M.B.A. from the Stanford University Graduate School of Business. Mr. Neels served on the boards of directors of Biopure Corporation, a publicly-traded medical device company, from 2005 to 2009, Lemaitre Vascular, Inc., a publicly-traded medical device company, from 2006 to 2008, and Nellix, Inc., a privately-held medical device company, from 2006 until its acquisition by us in December 2010. Mr. Neels currently serves on the boards of directors of 480 Biomedical, Inc., Oraya Therapeutics, Inc., Arsenal Medical, Inc., EndGenitor Technologies, Inc., Bioventus LLC, and White Pine Medical, Inc., all privately-held medical device companies; and Entellus Medical, Inc., a publicly-held medical device company. Mr. Neels also serves on the board of directors of Christel House International, a non-profit organization. Mr. Neels was appointed to our board of directors pursuant to a board designation right granted to Essex Woodlands Health Ventures Fund VII, L.P., or Essex Woodlands Fund VII, a stockholder of our Company and an affiliate of Essex Woodlands, under a securities purchase agreement, dated as of October 27, 2010, as amended December 9, 2010, between us and Essex Woodlands Fund VII.
As reflected in the biographical information summarized above, Mr. Neels has extensive business, managerial, executive and leadership experience in the medical device industry, having served in various senior management positions, including as chief operating officer of a publicly-traded medical device company. In addition, Mr. Neels serves or has served on the boards of directors of several publicly-traded and privately-held medical device companies, including serving on the board of directors of Nellix, which we acquired in December 2010.
Christopher G. Chavez, 60, has served on our board of directors since February 2016. Mr. Chavez served as a director on the TriVascular board of directors since 2012 and as President, Chief Executive Officer and Chairman of TriVascular. Mr. Chavez has over 30 years of leadership experience in the medical device industry. From 2005 through August 2011, Mr. Chavez served as President of the Neuromodulation Division of St. Jude Medical, Inc. (“St. Jude Medical”) and Mr. Chavez served as CEO, President and Director of Advanced Neuromodulation Systems (“ANS”) from 1998 until its acquisition by St. Jude Medical in 2005. Prior to ANS, Mr. Chavez spent 17 years at Johnson & Johnson, most recently as Vice President and General Manager of the Infection Control Business Unit. Mr. Chavez served on the board of directors of Advanced Medical Optics Inc. from 2002 until it was acquired by Abbott Laboratories Inc. in 2009. Mr. Chavez has previously served as Chairman of the Medical Device Manufacturers Association and Chairman of the Dallas/Fort Worth Health Industry Council. Mr. Chavez received his M.B.A. from Harvard Business School and his Bachelors of Accountancy from New Mexico State University, Las Cruces.
As reflected in the biographical information summarized above, we believe that Mr. Chavez’s detailed knowledge of our company and of TriVascular, our recently acquired wholly-owned subsidiary, and his more than 30 years of experience in the medical device industry qualify him to serve on our board of directors.

EXECUTIVE OFFICERS
The following sets forth certain information regarding our current executive officers. Information regarding Mr. McDermott, who is both a director and an executive officer of our company, can be found in the section entitled “Proposal No. 1-Election of Directors.”

Name	Age	Position(s)
John McDermott	56	Chief Executive Officer and Chairman
Vaseem Mahboob	47	Chief Financial Officer and Corporate Secretary
Robert D. Mitchell	54	President
Michael V. Chobotov, Ph.D.	55	Chief Technology Officer
Joseph A. DeJohn	55	General Manager, Asia/Pacific and Latin America
Amanda DePalma	44	Vice President, Global Marketing
Cecile Ferracci	47	General Manager, Europe
Dave Jennings	61	Vice President, Human Resources
Jose Lima	50	Vice President, Quality
James Machek	59	Vice President, Research and Development and Manufacturing, Irvine
Shari L. O’Quinn	43	Vice President, Regulatory and Quality Affairs
Vaseem Mahboob joined us in October 2015 and serves as our Chief Financial Officer and Corporate Secretary. Prior to joining us, Mr. Mahboob served as a senior executive officer of several business segments within the General Electric Company, a publicly-held infrastructure and financial services company, for 16 years, with expertise across all areas of finance and accounting. Prior to joining the Company, Mr. Mahboob served as Chief Financial Officer, Eastern and African Growth Markets, of GE Healthcare, from January 2013 to September 2015. From November 2010 to December 2012, Mr. Mahboob served as Chief Financial Officer, Global Ultrasound Business, of GE Healthcare. From September 2006 to October 2010, Mr. Mahboob served as Chief Financial Officer, Global Magnetic Resonance Business, of GE Healthcare. From October 2004 to August 2006, Mr. Mahboob served as Global Manufacturing Finance Manager of GE Advanced Materials. Prior that Mr. Mahboob held several leadership positions within GE’s corporate audit staff. Mr. Mahboob received a Bachelor of Engineering in Computer Science from Bangalore University and an M.B.A. in Financial Markets and Institutions & Information Systems from the State University of New York, Buffalo, New York.
Robert D. Mitchell joined us in December 2010 as President, International, and currently serves as our President. Prior to joining us, Mr. Mitchell served as President and Chief Executive Officer of Nellix, Inc. from February 2008 until our acquisition of Nellix in December 2010. From November 2006 to February 2008, Mr. Mitchell served as Executive Vice President and Chief Operating Officer of AngioDynamics, Inc., a publicly-traded medical device company. From 2005 to 2006, Mr. Mitchell served as Chairman, President and Chief Executive Officer of Millimed Holdings, Inc., a privately-held medical device company based in Roskilde, Denmark. From 2004 to 2005, Mr. Mitchell served as Vice President of Worldwide Sales for Align Technology, Inc., a publicly-traded company. From 1987 to 2004, Mr. Mitchell held various positions with Cook Incorporated, a privately-held medical device company, including Vice President and Director, Global Sales and Marketing for various business units including diagnostic and interventional, endovascular, critical care. Mr. Mitchell holds a B.S. from the University of Utah and an M.B.A. from Indiana Wesleyan University.
Michael V. Chobotov, Ph.D. joined us as Chief Technology Officer in February 2016 following our merger with TriVascular. Dr. Chobotov co-founded TriVascular as President and Chief Executive Officer in 1998, and led its spin-off from Boston Scientific Corporation in 2008, serving as President and Chief Executive Office until 2012. He currently served as Chief Technology Officer of TriVascular from 2012 through February 2016 and served as a member of TriVascular’s board of directors until April 2014. Prior to co-founding TriVascular in 1998, Dr. Chobotov co-founded TransMotive Technologies, an engineering and product development consulting company. Previously, Dr. Chobotov served as Senior Vice President of R&D and board member of U.S. Electricar, and Senior Systems Engineer at Hughes Space and Communications. He also led the design of the Lunar Prospector, which was subsequently implemented as the first NASA Discovery mission. Dr. Chobotov received his Ph.D. in Mechanical Engineering, his M.S. in Mechanical Engineering and his B.S. in Engineering and Applied Science, all from the California Institute of Technology.
Joseph A. DeJohn serves as our General Manager, Asia/Pacific and Latin America. Mr. DeJohn joined us in July 2008 as Vice President, Sales, and was promoted to Vice President, Global Sales. He has more than 20 years of sales management experience in the medical device industry, including serving 17 years at C.R. Bard. During his tenure at C.R. Bard, he held sales management positions with increasing responsibilities, serving the last six years as Vice President of Sales of the Peripheral Vascular Division. In this position, he was responsible for managing a 200-person sales organization and played a leadership role in strategic planning, budgeting, recruitment, professional development, national accounts, and customer service. Prior to that, Mr. DeJohn was Director of Sales of C.R. Bard’s Peripheral Technologies Division. Before joining C.R. Bard, Mr. DeJohn served five years with Bausch & Lomb Corporation in various sales management positions. Mr. DeJohn holds a B.S. in Education from Bowling Green State University.
Amanda L. DePalma joined us in September 2014 as our Vice President, Global Marketing. Ms. DePalma’s responsibilities include Global Marketing, strategic planning and brand management.  Ms. DePalma has more than 19 years of medical device marketing and sales experience.  Prior to joining us, Ms. DePalma held the position of Senior Director, Global Strategic Marketing at Edwards Lifesciences where she led the global strategy, business development and branding efforts for the Critical Care business unit.  From 2005 to 2011 Ms. DePalma had positions of increasing responsibility at Kimberly-Clark Healthcare (now Halyard Health) including General Manager and Director of Global Strategic Marketing.  Prior to that, Ms. DePalma held marketing positions at Guidant Corporation and Abbott Vascular.  Ms. DePalma holds a B.S. in Marketing and an M.B.A. from the University of Florida Warrington College of Business.
Cecille Ferracci joined us in January 2012 as our General Manager, Europe. Prior to joining us, Ms. Ferracci served as European Marketing Director at C.R. Bard, having spent more than four years of her career with C.R. Bard, Inc. Prior to that, Ms. Ferracci served as the European Marketing Director at ARROW International. From 1995 to 2004, Ms. Ferracci held various positions of increasing responsibilities in sales, marketing and product management at Ethicon Endo Surgery, a Johnson & Johnson company. Ms. Ferracci received a degree in International Business from Paris-Sorbonne University.
David M. Jennings joined us in June 2013 as our Vice President, Human Resources. Prior to joining us, Mr. Jennings spent twenty-five years as a Human Resources executive with the Johnson & Johnson Company, a publicly-held life sciences company, twelve of which were in the medical device space. At Johnson & Johnson, Mr. Jennings served as Vice President, Human Resources, for Advanced Sterilization Products in Irvine, California. Mr. Jennings also served for nearly ten years at Neutrogena Corporation in Los Angeles. Mr. Jennings has a proven track record of building high performance organizations in fast growing global companies. He has a diversity of health care experience, including in the areas of ophthalmology, surgical products, hospital products, instrument sterilization, pharmaceuticals and consumer products. After leaving Johnson &Johnson, Mr. Jennings held Human Resources Vice President roles in the entertainment industry as well as in a health care start-up venture in Southern California. Mr. Jennings holds Bachelor’s Degree from California State University, Fullerton and a Masters in Business from Claremont Graduate University.
Jose A. Lima joined us in January 2014 as our Vice President, Quality. Prior to joining us, Mr. Lima held several management positions at Edwards Lifesciences Corporation, a publicly-held medical device company, including Vice President, Quality, Critical Care, Senior Director, Research and Development, and Senior Director, Manufacturing Engineering. Prior to joining Edwards Lifesciences, Mr. Lima served as Director of Operations for Noven Pharmaceuticals, a publicly-held pharmaceutical company. Prior to Noven, Mr. Lima spent 13 years at Cordis, a Johnson & Johnson company, holding several positions of increasing responsibility in operations and process engineering. Mr. Lima holds a B.S. in Industrial and Systems Engineering from Florida International University and a M.S. in Engineering Management from the University of South Florida.
James E. Machek serves as our Vice President, Research and Development and Manufacturing, Irvine. Mr. Macheck joined us in April 2013 as our Vice President, Research & Development, Nellix Technologies, and was promoted to Vice President, Research and Development on July 15, 2013. Mr. Machek assumed responsibility for our manufacturing operations at our Irvine facility following our merger with TriVascular in February 2016. Mr. Machek has more than 20 years of experience in the medical device industry, including bringing new products from development through commercialization. Prior to joining us, Mr. Machek served as Senior Director of Program Management for the Surgical Solutions business segment of Covidien, which was spun out of Tyco Healthcare in June 2007. Mr. Machek also held the position of Director of Global Development Engineering and Program Management at Tyco Healthcare. Prior to this, he was Senior Director of Product Development at St. Jude Medical, Inc. From 1999 to 2009, Mr. Machek held roles of increasing responsibility in the Endovascular Solutions business segment at Medtronic, Inc., including Senior Director of Research and Development and Portfolio Management and Director of Operations, Endovascular Stent Grafts. His medical device experience also includes positions at Sulzer Intermedics, Schneider USA and Medrad. Mr. Machek holds a B.S. in Mechanical Engineering from Gannon University.
Shari L. O’Quinn joined us as Vice President, Clinical and Regulatory Affairs, in February 2016 following our merger with TriVascular. Ms. O’Quinn served as Vice President, Clinical/Regulatory Affairs and Quality for TriVascular from September 2009 to February 2016. Ms. O’Quinn previously served as the Vice President of Clinical and Regulatory at Aptus Endosystems, Inc. from February 2007 to August 2009. Prior to that, Ms. O’Quinn served as Director of Clinical and Regulatory at Bard Peripheral Vascular. Ms. O’Quinn began her career as a consultant at Quintiles Medical Technology Consultants where she specialized in developing global clinical and regulatory strategies for commercialization of implantable cardiovascular devices. Ms. O’Quinn received her B.A. from the University of Virginia.
Board Leadership Structure
John McDermott, our Chief Executive Officer, has served as Chairman of the Board since March 2012. In March 2014, our board of directors, upon the recommendation of our Nominating, Governance and Compliance Committee, adopted a lead independent director policy and appointed Dan Lemaitre to serve as our Lead Independent Director, effective immediately. The Lead Independent Director works with the Chairman of the Board and other board members to provide strong, independent oversight of our management and company. Among other things, the Lead Independent Director works with the Chairman of the Board to create agendas for our board meetings, assesses the quality, quantity and timeliness of information provided to the board, serves as the principal liaison between the Chairman of the Board and the independent directors and between management and the independent directors, calls meetings of the independent directors and chairs executive sessions of the independent directors at regularly scheduled board meetings. Our board believes that having a Lead Independent Director ensures a greater role for the independent directors in the oversight of our company, encourages active participation of the independent directors in setting agendas and establishing priorities and procedures for our board and strengthens the role of the whole board in fulfilling its oversight responsibility and fiduciary duties to our stockholders.
Board of Directors Involvement in Risk Oversight
Our board of directors oversees our risk management practices and strategies, taking an enterprise-wide approach to risk management that seeks to complement our organizational and strategic objectives, long-term performance and the overall enhancement of stockholder value. Our board’s approach to risk management includes developing a detailed understanding of the risks we face, analyzing them with the latest information available, and determining the steps that should be taken to manage those risks, with a view toward the appropriate level of risk for a company of our size and financial condition.
While our board of directors has the ultimate responsibility for the risk management process, senior management and various committees of our board of directors also have responsibility for certain areas of risk management.
Our senior management team is responsible for day-to-day risk management and regularly reports on risks to our full board of directors or a relevant committee. Our legal, finance and regulatory areas serve as the primary monitoring and evaluation function for company-wide policies and procedures, and manage the day-to-day oversight of the risk management strategy for our ongoing business. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
The Audit Committee focuses on financial compliance risk, working closely, for example, with management and our independent registered public accounting firm. The Compensation Committee assesses risks related to our compensation programs. In setting performance metrics, our Compensation Committee creates incentives for our senior executives that encourage an appropriate level of risk-taking that is commensurate with our short-term and long-term strategies. The Nominating, Governance and Compliance Committee monitors our compliance with all legal and regulatory requirements that affect our company and works closely with our internal compliance officers and outside legal counsel to identify and assess key operational risks related to legal and regulatory compliance, as well as appropriate mitigation strategies.
Director Independence
Our common stock is listed on The NASDAQ Global Select Market and, therefore, we are subject to the listing requirements of that market. Our board of directors has determined that all of the members of our board of directors, other than Mr. McDermott, are “independent” as defined in the Listing Rules of The NASDAQ Stock Market. None of our independent directors have any transactions, relationships or arrangements not otherwise disclosed pursuant to Item 404(a) of Regulation S-K. Mr. McDermott was deemed not to be independent as he currently serves as our Chief Executive Officer and Chairman of the Board.
Meetings of the Board of Directors
Our board of directors met four times during the year ended December 31, 2015. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which he served.
Committees of the Board of Directors
The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating, Governance and Compliance Committee. Each member of the Audit Committee, Compensation Committee and Nominating, Governance and Compliance Committee, respectively, meets the independence standards set forth in the Listing Rules of The NASDAQ Stock Market. Each committee operates under a written charter adopted by the board of directors. Copies of the charters of all standing committees are available on the “Investor Relations” page on our website located at www.endologix.com.
Audit Committee
The Audit Committee currently consists of Messrs. Waller (Chairman), Lemaitre and Wilder. The Board of Directors has determined that each member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the rules and regulations of the SEC.
The Audit Committee has the sole authority to appoint and, when deemed appropriate, replace our independent registered public accounting firm, and has established a policy of pre-approving all audit and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee has, among other things, the responsibility to:

•	review and approve the scope and results of the annual audit;

•
evaluate with the independent registered public accounting firm the performance and adequacy of our financial personnel and the adequacy and effectiveness of our systems and internal financial controls;

•
review and discuss with management and the independent registered public accounting firm the content of our financial statements prior to the filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K;

•	establish procedures for receiving, retaining and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters;

•	establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters; and

•	assist our board of directors in its oversight of our compliance with legal and regulatory requirements.

The Audit Committee met four times during the year ended December 31, 2015. The Audit Committee also meets separately with our independent registered public accounting firm and members of management.
Compensation Committee
The Compensation Committee currently consists of Messrs. Neels (Chairman), Wilder and Zenty. The Compensation Committee is primarily responsible for evaluating and approving the cash and equity compensation for our executive officers, and administers our employee compensation plans. The Compensation Committee held one meeting during the year ended December 31, 2015.
Additional information regarding the Compensation Committee’s consideration and determination of executive officer and director compensation is included under the heading “Compensation Discussion and Analysis” below.
Nominating, Governance and Compliance Committee
The Nominating, Governance and Compliance Committee currently consists of Messrs. Lemaitre (Chairman), Neels and Waller and Ms. Norwalk. The primary purposes of the Nominating, Governance and Compliance Committee are to:

•	to assist our board of directors in identifying individuals qualified to become members of our board of directors, and to recommend director nominees;

•	to develop and recommend to our board of directors corporate governance guidelines;

•	to lead our board of directors in its annual performance reviews; and

•
to oversee our compliance efforts with respect to applicable legal and regulatory requirements and relevant internal policies and procedures (other than with respect to matters that relate to our financial statements, financial reporting processes and accounting functions, which are within the purview of the Audit Committee).

The Nominating, Governance and Compliance Committee held one meeting during the year ended December 31, 2015. In addition, the Nominating, Governance and Compliance Committee recently completed the annual performance reviews for our board members.
Director and Officer Stock Ownership Policies
In May 2013, our board of directors, upon the recommendation of our Compensation Committee, adopted a stock ownership policy for our board members. Under the policy, our non-employee directors are required to hold a number of shares of our common stock equal to three times (3x) their base annual cash retainer, not including amounts received for service on committees. Incumbent non-employee directors have five years from the adoption of the policy, and new non-employee directors have five years from the date they are appointed to board, to reach the required common stock ownership level.
To further align the interests of our management and stockholders, in April 2014 our board of directors, upon the recommendation of our Compensation Committee, adopted a stock ownership policy for our executive officers. Under the policy, our Chief Executive Officer is required to hold a number of shares of our common stock equal to three times (3x) his annual base salary and our other executive officers are required to hold a number of shares of our common stock equal to one times (1x) their annual base salary. Our current executive officers have five years from the adoption of this policy, and new executive officers have five years from the date of their appointment, to reach the required common stock ownership levels.
For purposes of these stock ownership policies, “ownership” of our common stock shall include: (i) shares acquired pursuant to open-market purchases; (ii) shares acquired upon the exercise of stock options; (iii) shares acquired under our Amended and Restated 2006 Employee Stock Purchase Plan; (iv) shares obtained upon the settlement of restricted stock or restricted stock units; and (v) “in-the-money” vested stock options.
Evaluation of Director Nominees
In the case of incumbent directors whose terms of office are set to expire, the Nominating, Governance and Compliance Committee reviews such director’s overall service to us during their term, including their level of participation and the quality of their performance and the continued need of such director’s professional experience as part of the overall board of directors’ composition. In the case of new director nominees, the Nominating, Governance and Compliance Committee screens candidates, performs reference checks, prepares a biography for each candidate for the board of directors to review and conducts interviews. The members of the Nominating, Governance and Compliance Committee and our Chief Executive Officer interview candidates that meet the criteria described below, and the Nominating, Governance and Compliance Committee recommends nominees to the Board of Directors that best suit the needs of the board of directors. The Nominating, Governance and Compliance Committee does not evaluate nominees for director any differently because the nominee is or is not recommended by a stockholder. The nominees for director in this proxy statement are standing for re-election. We do not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential director nominees.
The Nominating, Governance and Compliance Committee believes that all nominees for director must meet certain minimum qualifications, including having:

•	the highest character and integrity;

•	business or other experience that is of particular relevance to the medical device industry;

•	sufficient time available to devote to our affairs; and

•	no conflicts of interest which would violate any applicable law or regulations or interfere with the proper performance of the responsibilities of a director.

We do not have a written policy with respect to diversity of the members of the board of directors. However, in considering nominees for service on the Board of Directors, the Nominating, Governance and Compliance Committee takes into consideration, in addition to the criteria summarized above, the diversity of professional experience, viewpoints and skills of the members of the Board of Directors. Examples of this include experience in the medical device industry, management experience, financial expertise, medical expertise, and educational background. The Nominating, Governance and Compliance Committee and the Board of directors believe that a diverse board leads to improved performance by encouraging new ideas, expanding the knowledge base available to management and other directors and fostering a culture that promotes innovation and vigorous deliberation.
Stockholder Nominations of Directors
The Nominating, Governance and Compliance Committee will consider stockholder recommendations for directors sent to the Nominating, Governance and Compliance Committee, c/o Corporate Secretary, Endologix, Inc., 2 Musick, Irvine, California 92618. Stockholder recommendations for directors must include: (1) the name and address of the stockholder recommending the person to be nominated and the name and address of the person or persons to be nominated, (2) a representation that the stockholder is a holder of record of our stock, (3) a description of all arrangements or understandings between the stockholder and the recommended nominee, if any, (4) such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, had the nominee been nominated, or intended to be nominated, by the board of directors, and (5) the consent of the recommended nominee to serve as a director if so elected. The stockholder must also state if they intend to appear in person or by proxy at the annual meeting to nominate the person specified in the notice. In accordance with our bylaws, the notice containing the nomination must be received by us not less than 90 days prior to the annual or special meeting of stockholders or, in the event less than 100 days’ notice or prior public disclosure of the date of the annual or special meeting has been given, then no later than 10 days after such notice has been given.
Communications with the Board of Directors
Stockholders can send communications to the board of directors, or an individual director, by sending a written communication to our Corporate Secretary at Endologix, Inc., 2 Musick, Irvine, California 92618. All communications sent to this address are sent to the specific directors identified in the communication or if no directors are identified, the communication is delivered to the chairman of the board. We do not have a policy with respect to director attendance at annual meetings of our stockholders. Historically, other than our employees, few stockholders have attended our annual meetings. Five directors, one of whom was our Chief Executive Officer, attended our annual meeting in 2015.
Code of Ethics
We have adopted a Code of Conduct and Ethics for our principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Conduct and Ethics is available on the “Compliance” page on our website at www.endologix.com, and a copy may also be obtained by any person, without charge, upon written request delivered to our Corporate Secretary at Endologix, Inc., 2 Musick, Irvine, California 92618. We will disclose any amendment to, or waiver from, a provision of the Code of Conduct and Ethics by posting such information on our website.
Section 16(a) Beneficial Ownership Reporting Compliance
The members of our board of directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of reports that we received from such persons for their transactions in our common stock and their common stock holdings during the year ended December 31, 2015 and/or (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for that year, we believe that all Section 16(a) filing requirements were timely met during our most recent fiscal year, except as follows: due to an administrative error, Cecile Ferracci filed a late Form 3 reporting her initial beneficial ownership of securities as a Section 16 reporting person.
Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee during the year ended December 31, 2015 served as an officer, former officer or employee of us or any of our subsidiaries. During the year ended December 31, 2015, none of our executive officers served as a member of the Compensation Committee of any other entity, one of whose executive officers served as a member of our board of directors or Compensation Committee, and no executive officer served as a member of the Board of Directors of any other entity, one of whose executive officers served as a member of our Compensation Committee.
Related Party Transactions
We have not entered into a transaction with any related person since January 1, 2015. The Audit Committee is responsible for reviewing and approving any proposed transaction with any related person. Currently, this review and approval requirement applies to any transaction to which we will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers, (b) any nominee for election as a director, (c) any security holder who is known to us to own of record or beneficially more than five percent of any class of our voting securities, or (d) any member of the immediate family of any of the persons described in the foregoing clauses (a)‑(c).

COMPENSATION DISCUSSION AND ANALYSIS
General
This Compensation Discussion and Analysis explains the compensation arrangements for our named executive officers and is intended to provide context for the decisions underlying the compensation paid to our named executive officers in 2015. This Compensation Discussion and Analysis should be read together with the compensation tables and related disclosures set forth below. Our named executive officers for 2015 were:

•	John McDermott, our Chief Executive Officer;

•	Vaseem Mahboob, our Chief Financial Officer effective October 15, 2015;

•	Shelley Thunen, our Chief Financial Officer through November 2, 2015;

•	Robert Mitchell, our President;

•	Joseph DeJohn, our General Manager, Asia/Pacific and Latin America;

•	Jose Lima, our Vice President, Quality;

•	Janet Fauls, our former Vice President, Regulatory Affairs; and

•	Todd Abraham, our former Vice President, Operations.

Executive Summary
Overview of 2015 Compensation. Our executive compensation programs provide retention and performance incentives for our named executive officers. As in 2014, we continued to focus the compensation packages for our named executive officers in 2015 on performance-based compensation, including performance-based cash bonuses and performance-based restricted stock unit awards, each of which enhance long-term stockholder value and in the case of restricted stock unit awards, conserve cash. To establish a strong link between executive compensation and corporate performance, our Compensation Committee placed a significant portion of our named executive officers’ 2015 compensation, as well as their future compensation, at risk under our performance-based cash bonus plan and time- and performance-based restricted stock unit awards. For example, our Compensation Committee selected performance objectives for our performance-based cash bonus plan that were intended to maximize short and long-term stockholder value by linking cash bonus compensation to financial goals, including revenue growth and per share results, and non-financial goals, including product development, quality and compliance initiatives. The Compensation Committee selected these financial and non-financial performance objectives, with input from Mr. McDermott, our Chief Executive Officer, because such objectives are important drivers of our current and future value.
Overall, we performed well against the 2015 financial and non-financial objectives established by our Compensation Committee in March 2015, though below our target levels. We reported global revenues of $153.6 million in 2015, representing 4% growth over 2014, or 8% growth on a constant currency basis, partially meeting our overall bonus plan sales revenue goal. We partially achieved our gross margin and cash burn objectives because important investments in our business exceeded our plans. We achieved a portion of our product development, quality and compliance objectives. However, the Compensation Committee also considered the exceptional contributions of our executive team towards the completion of our merger with TriVascular Technologies, Inc., or TriVascular, which we completed in February 2016. As a result of the individual and corporate achievement in each of these components, and applying additional consideration to the achievements of our executive officers in connection with our merger with TriVascular, our blended 2015 achievement was 50% of the target bonus levels for our named executive officers. We paid the applicable cash bonuses to our named executive officers in February 2016.

2016 Compensation Structure. Our Compensation Committee similarly structured executive compensation for 2016 to encourage and reward performance. The 2016 salaries for our named executive officers were either unchanged or increased by no more than 5% in order to align such salaries within the 50th percentile level of our peer group and to reflect performance in 2015. In addition, our performance-based cash bonus plan for 2016 continues to place a significant portion of our executive compensation at risk, and failure to achieve threshold results will significantly reduce total compensation for our named executive officers from 2015 levels. We believe our “pay for performance” philosophy attracts and retains our named executive officers, motivates our named executive officers to be fully aligned with the interests of our stockholders and our corporate objectives, and helps us to meet our goals.
Our Compensation Objectives
We operate in a highly competitive industry. Thus, we strive to establish compensation policies and programs and provide compensation opportunities that attract, retain and reward our executive officers and strengthen the mutuality of interests between our executive officers and our stockholders in order to motivate our executive officers to maximize stockholder value. The primary goals of our executive compensation policies and programs are:

•	to motivate of our executive officers to help our company to achieve the best possible financial and operational results;

•	to attract, retain and reward highly qualified and experienced executive officers who can provide effective leadership and consistency of purpose and help us to achieve our long term goals; and

•	to align the compensation of our executive officers with our business objectives and interests of our stockholders.

Our executive compensation program primarily consists of a base salary, short-term cash incentives payable upon the achievement of specified corporate objectives, and long-term equity-based incentives, which are in the form of performance- and time-based stock options and restricted stock units, which may vest in full in the case of performance-based awards upon the satisfaction of specified performance conditions, or in the case of time-based awards upon the four year anniversary of the grant date. The equity component of our compensation program is designed to align a portion of our named executive officer’s compensation with the interests of our stockholders to create long term value. As noted above, the equity component of our compensation program consists of performance- and time-based stock options and restricted stock units. Historically, we have granted our named executive officers performance-based restricted stock units which vest upon the earlier to occur of the date of our achievement of a performance milestone and the four-year anniversary of the grant date. In 2014, we changed the structure of our equity program to include time-based stock options and restricted stock units and performance-based restricted stock units, the latter of which vest upon our achievement of a performance milestone plus one year of service thereafter by the named executive officer, but do not allow for cliff vesting. We modified the vesting component of our performance-based restricted stock units to make such equity awards more restrictive and if applicable to move the respective named executive officer’s compensation range into the 75th percentile of our peer group companies.
Role of the Compensation Committee
Our Compensation Committee is responsible for policies and decisions regarding the compensation and benefits for our named executive officers. The Compensation Committee consists entirely of independent directors under the Listing Rules of The NASDAQ Stock Market, “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, and “non-employee” directors for purposes of Rule 16b-3 under the Exchange Act.
The Compensation Committee’s charter authorizes the Compensation Committee to review and approve the compensation arrangements for each of our named executive officers. The Compensation Committee recommended and approved the 2015 base salaries for our named executive officers, our 2015 performance-based cash bonus plan, the cash payments made under our 2015 performance-based cash bonus plan and the grant of equity awards to our named executive officers. In addition, the Compensation Committee administers our equity compensation plans with respect to option grants and restricted stock unit issuances made thereunder to officers and other key employees.
The Compensation Committee evaluates the compensation paid to our named executive officers in each fiscal year, and analyzes achievement of our corporate objectives for purposes of determining incentive compensation. In making decisions about total compensation for each named executive officer, the Compensation Committee considers our performance against our internal operating plans, our guidance and our market in general. Additionally, the Compensation Committee evaluates the relativity of compensation among our named executive officers with a view to ensure that differences properly reflect differences in title, job responsibilities and performance.
In determining executive compensation, the Compensation Committee also considered the strong stockholder support that the “Say-on-Pay” proposal received at our 2014 and 2015 annual meetings. At each such annual meeting, our “Say-on-Pay” proposal received approximately 99% and 98% approval, respectively, not including abstentions and broker non-votes. Based on the foregoing, the Compensation Committee believes that our compensation programs are effectively designed in light of our objectives and continue to be aligned with the interests of our stockholders, and the Compensation Committee has determined not to make material changes to our compensation policies and practices.
In assessing our overall compensation policies and practices, the Compensation Committee also considers how such policies and practices may encourage risk-taking by employees. In considering these matters, the Compensation Committee concluded that our use of performance-based cash compensation and time- and performance-based equity awards do not create risks for us or encourage risk-taking behavior by our employees.
Role of Executive Officers and Compensation Consultants
The Compensation Committee solicits the input of our Chief Executive Officer in determining compensation, particularly with respect to salary, cash incentive compensation and equity awards, for our named executive officers other than himself. While our Chief Executive Officer participates in the deliberations regarding compensation for our other named executive officers, he does not participate in, and is not present at, any deliberations regarding his own compensation.
The Compensation Committee also receives assessments and advice regarding our compensation practices and programs from Radford, a third-party compensation consultant. The Compensation Committee believes that the use of an independent compensation consultant provides additional assurance that our executive compensation programs are consistent with our objectives and with our industry generally. The Compensation Committee engaged Radford, an Aon Hewitt consulting firm, to evaluate our peer group companies, to review competitive market data and to assess the compensation programs for our named executive officers and directors as compared to those of our peer group companies. Radford compiled the list of our peer group companies, with input from our Chief Executive Officer, based upon revenue, market capitalization, headcount and industry focus. The Compensation Committee reviewed and approved the final list of our peer group companies. Radford gathered market data at the 25th, 50th and 75th percentiles. Where possible, Radford blended survey market data with peer company data. The peer group companies used for our compensation assessment consisted of the following 20 publicly-traded companies in the medical device industry:

Abaxis	ABIOMED
AngioDynamics	AtriCure
Atrion	Cardiovascular Systems
CryoLife	Cyberonics
Cynosure	Globus Medical
HeartWare International	ICU Medical
Insulet	Masimo
Natus Medical	NxStage Medical
Spectranetics	Tornier N.V.
Vascular Solutions	Wright Medical Group
The Compensation Committee assessed the independence of Radford, taking into consideration the following factors: (a) the provision of other services to us by Radford; (b) the amount of fees received from us by Radford, as a percentage of the total revenue of Radford; (c) the policies and procedures of Radford that are designed to prevent conflicts of interest; (d) any business or personal relationship of the compensation consultants with a member of the Compensation Committee; (e) any stock of our company owned by the compensation consultants; and (f) any business or personal relationship of the compensation consultants or Radford with an executive officer of our company. The Compensation Committee determined, based on its analysis of the above factors, that Radford’s services have not created any conflict of interest, and the Compensation Committee was satisfied with the independence of Radford. In addition, our Compensation Committee has the authority to direct, terminate or continue the services of Radford.
Compensation Components
Our executive compensation consists of the following components:
Base Salary
Base salary is a fixed component of compensation, and is reviewed annually. The goal is to provide our named executive officers with a stable, market-competitive base of income that is commensurate with his or her skills, experience and contributions to our company. The Compensation Committee generally reviews base salaries at the beginning of each calendar year and approves any changes in salaries based on market data, significant changes in responsibilities during the prior calendar year and individual performance, experience and contributions to our company. The Compensation Committee generally makes its approvals on the basis of its understanding of the salary levels in effect for similar positions within the medical device industry. The Compensation Committee’s objective is to target base salaries at the 50th percentile of our peer group companies. However, the base salaries of certain of our named executive officers may in some cases be above or below the 50th percentile depending on his or her experience, the scope of his or her position, duties and responsibilities, his or her individual performance and market conditions generally.
In 2015, our Compensation Committee engaged Radford to gather and analyze information from our peer group companies and competitive market data to determine salary ranges for our named executive officers. As noted above, Radford compiled the list of our peer group companies, with input from our Chief Executive Officer, based upon revenue, market capitalization, headcount and industry focus. The Compensation Committee reviewed and approved such list.
In determining the 2015 base salaries for our named executive officers, the Compensation Committee extensively reviewed, analyzed and discussed Radford’s report and its assessment of salary levels for our named executive officers relative to our peer group companies and market data. Radford concluded that the base salaries of our named executive officers were within the 50th percentile of our peer group companies. The Compensation Committee also considered performance-based factors, including experience, level of duties and responsibilities, unique skills and retention, and assessed each named executive officer's contributions to the achievement of our financial and operational objectives. Mr. McDermott also reviewed and analyzed Radford’s report and the other information described above and participated in the discussions and deliberations regarding base salaries for each named executive officer other than himself. Following such review, deliberation and discussion, the Compensation Committee approved the 2015 base salaries for our named executive officers.

Incentive Bonus
The Compensation Committee aims to have a substantial portion of each named executive officer’s compensation contingent upon the achievement of corporate financial and non-financial objectives. At the beginning of each year, the Compensation Committee and Mr. McDermott review and discuss the corporate financial and non-financial objectives to be used for the cash bonus plan. Following such review and discussion, the Compensation Committee approves and/or modifies the corporate financial and non-financial objectives. In March 2015, the Compensation Committee approved the corporate financial and non-financial objectives for our 2015 cash bonus plan. For 2015, each of our named executive officers was eligible to receive a cash bonus up to a percentage of his or her base salary as follows:

Named Executive Officer	2015 Base Salary	Target Bonus Percentage	Target Bonus	Maximum Bonus
John McDermott	$520,000	100%	$520,000	$1,020,500
Vaseem Mahboob(1)	$74,100	—%	$101,500	$101,500
Shelley B. Thunen(2)	$238,134	—%	$—	$—
Robert D. Mitchell	$380,000	65%	$247,000	$484,738
Joseph DeJohn	$305,000	35%	$106,750	$209,497
Jose A. Lima	$278,100	40%	$111,240	$218,309
Janet Fauls	$278,100	40%	$111,240	$218,309
Todd Abraham	$315,000	45%	$141,750	$278,184

(1) Mr. Mahboob joined us as Chief Financial Officer and Corporate Secretary effective October 15, 2015. Mr. Mahboob’s bonus payment reflects a guaranteed a minimum bonus of $101,500 for the 2015 calendar year pursuant to the terms of his employment arrangement with us. Mr. Mahboob will not be entitled to receive a guaranteed minimum bonus in any future calendar year. Mr. Mahboob's 2015 base pay shown here reflects his pro rata pay for his start date of October 15, 2015.
(2) Ms. Thunen retired as Chief Financial Officer and Corporate Secretary effective November 2, 2015.

The Compensation Committee, with input from Mr. McDermott, establishes target bonus amounts for our named executive officers at the beginning of each year based on the committee’s review and analysis of peer group company data, competitive market data and compensation arrangements for similarly situated executive officers in the medical device industry. The Compensation Committee benchmarks the short-term incentive compensation for our named executive officers against our peer group companies and the market generally for the purpose of determining target total cash compensation and recommending changes to target bonus percentages. The Compensation Committee aims for target bonuses in the 50th percentile of our peer group companies and determined that the target bonuses for 2015 fell within such percentile. For 2015, the Compensation Committee set bonus amounts for the named executive officers based upon achievement of the following objectives:

Objective	Weight	Achievement
Financial Objectives
Achievement of a certain sales revenue target	42%	21.0%
Achievement of a certain gross margin target	9%	4.5%
Achievement of a certain cash burn target	9%	4.5%
Total	60%	30.0%
Non-Financial Objectives
Achievement of product development, quality and compliance milestones	40%	20.0%
Total	100%	50.0%

For the 2015 financial objectives, Mr. McDermott recommended to our Compensation Committee fiscal year 2015 revenue and results per share targets based on, and consistent with, our 2015 financial guidance and our board-approved 2015 annual operating plan and recommended minimum and target revenue and results per share thresholds within which we could pay cash bonuses to our named executive officers. In addition, Mr. McDermott proposed targets for the 2015 financial objectives that exceeded the targets achieved by us in the 2014 fiscal year. The Compensation Committee and Mr. McDermott reviewed and discussed the proposed 2015 sales revenue, gross margin and cash burn targets for our named executive officers, other than Mr. McDermott, and the Compensation Committee reviewed and discussed such proposed targets for Mr. McDermott. Following such review and discussion, our Compensation Committee established the 2015 sales revenue, gross margin and cash burn targets for our named executive officers, including minimum and target thresholds. We do not disclose the specific financial targets approved by our Compensation Committee because such disclosure could cause us competitive harm by revealing sensitive information regarding our internal operating plan’s short term incentive compensation program to our competitors. Under the 2015 plan, if we achieved actual sales revenue, gross margin or cash burn amounts (i) in an amount less than the established minimum threshold, then no cash bonus will be paid with respect to such component, (ii) in an amount between the established minimum threshold and the target, then a cash bonus between 25% and 100% will be paid with respect to such component (in percentage increments within such range based on actual sales revenue, gross margin or cash burn amounts), (iii) in an amount equal to the established target, then a cash bonus of 100% will be paid with respect to such component and (iv) in excess of the target, then a cash bonus between 100% and 200% will be paid with respect to such component (in percentage increments within such range based on actual sales revenue, gross margin and cash burn amounts).
For the non-financial objectives, Mr. McDermott recommended to our Compensation Committee fiscal year 2015 product development, quality and compliance milestones. The Compensation Committee and Mr. McDermott reviewed and discussed the proposed 2015 product development, quality and compliance milestones for our named executive officers, other than Mr. McDermott, and the Compensation Committee reviewed and discussed such proposed milestones for Mr. McDermott. Following such review and discussion, our Compensation Committee established 2015 product development, quality and compliance objectives for our named executive officers, including minimum and target thresholds for such objectives. As above, we do not disclose the specific non-financial targets approved by our Compensation Committee because such disclosure could cause us competitive harm by revealing sensitive information regarding our internal product development plans and short term incentive program to our competitors. Under the 2015 cash bonus plan, the portion of the cash bonus payable with respect to the product development components was calculated by reference to the calendar month during which we achieved the applicable product development milestone, if at all. If we did not achieve a product development milestone, or achieved a product development milestone after a certain date, then no cash bonus would be paid with respect to the product development component. If we achieved a product development milestone later than the target month, but before a certain date, then a cash bonus between 25% and 100% would be paid with respect to such product development milestone (in percentage increments within such range based on the month of achievement). If we achieved a product development milestone during the target month, then a cash bonus of 100% would be paid with respect to such product development milestone. If we achieved a product development milestone earlier than the target month, then a cash bonus between 100% and 200% would be paid with respect to such product development milestone (in percentage increments within such range based on the month of achievement). Under the 2015 cash bonus plan, the portion of the cash bonus payable with respect to the quality and compliance component was calculated by reference to our achievement of certain quality and compliance targets, and the related cash bonus for the quality and compliance component would be in a range between a minimum of 50% and a maximum of 175% (in percentage increments within such range based on the actual level of achievement).

Following the end of the 2015 fiscal year, the Compensation Committee and our Chief Executive evaluated the achievement of the financial and non-financial objectives described above. With respect to the financial components, the Compensation Committee and our Chief Executive Officer determined that we exceeded the sales revenue floor, but did not meet our sales revenue target, assigning a weighted value of 21% to that component, that we exceeded the gross margin floor, but did not achieve our gross margin target, assigning a weighted value of 4.5% to that component, and that we exceeded the cash burn floor, but did not achieve our cash burn target, assigning a weighted value of 4.5% to that component. The foregoing determinations resulted in an aggregate weighted achievement of 30% for the financial components. With respect to the non-financial components, the Compensation Committee and our Chief Executive Officer determined that we exceeded our base product development, quality and compliance initiatives, but did not achieve our targets with respect thereto, and thus assigned an aggregate weighted value of 20% to the non-financial components. As discussed above, the Compensation Committee and our Chief Executive Officer considered additional factors regarding the performance of our executive officers in 2015, including their efforts relating to the completion of our merger with TriVascular. Based on the foregoing calculations, the Compensation Committee approved a cash bonus payment for each of the named executive officers as set forth in the table below.

Named Executive Officer	Base Salary	Bonus Payment	Bonus Percentage
John McDermott	$520,000	$260,000	50.0%
Vaseem Mahboob(1)	$74,100	$101,500	137.0%
Shelley B. Thunen(2)	$238,134	$—	—%
Robert D. Mitchell	$380,000	$123,500	32.5%
Joseph DeJohn	$305,000	$43,234	14.2%
Jose A. Lima	$278,100	$55,620	20.0%
Janet Fauls	$278,100	$55,620	20.0%
Todd Abraham	$315,000	$70,875	22.5%
(1) Mr. Mahboob joined us as Chief Financial Officer and Corporate Secretary effective October 15, 2015. Mr. Mahboob’s bonus payment reflects a guaranteed a minimum bonus of $101,500 for the 2015 calendar year pursuant to the terms of his employment arrangement with us. Mr. Mahboob will not be entitled to receive a guaranteed minimum bonus in any future calendar year. Mr. Mahboob's 2015 base pay shown here reflects his pro rata pay for his start date of October 15, 2015.

(2)
Ms. Thunen did not receive any incentive bonus compensation for 2015 as she retired as Chief Financial Officer and Corporate Secretary effective November 2, 2015. We describe the details of Ms. Thunen’s severance package elsewhere in this compensation discussion and analysis.

Long-Term Incentives

Our 2015 Stock Incentive Plan provides for grants of equity awards to qualified employees and officers. Equity awards, which may include stock options, restricted stock awards and restricted stock unit awards, are provided to our named executive officers in order to align the interests of our named executive officers with those of our stockholders and provide each individual with a significant incentive to manage our company from the perspective of an owner with an equity stake in the business.

The number of shares subject to an equity award is based upon the named executive officer’s tenure, level of duties and responsibilities and position with our company. The Compensation Committee, with input from Mr. McDermott, established general guidelines for making equity awards to our named executive officers in an attempt to target a specified percentage of total compensation, generally in the 50th percentile range of our peer group companies, and potentially up to the 75th percentile range through our performance-based restricted stock units, which vest upon our achievement of a performance milestone plus one year of service thereafter by the named executive officer, but which do not allow for cliff vesting if the performance milestone is not met. However, the Compensation Committee may vary the size of the equity award made to a named executive officer if it believes the circumstances warrant. Each time-based stock option allows the recipient to acquire shares of our common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years from the date of grant). Generally, each stock option vests in periodic installments over a four-year period, contingent upon the named executive officer’s continued employment with us. Accordingly, the stock option will provide a return to the named executive officer only if he or she remains in our employ and the market price of our common stock appreciates over the option term. Stock option awards are intended to retain executives by providing a compelling incentive for the participating executives to remain with us. The Compensation Committee also grants time- and performance-based restricted stock unit awards to our named executive officers. Each performance-based restricted stock unit award allows the named executive officer to acquire shares of our common stock upon our achievement of certain performance milestones set forth in the applicable award agreement. Generally, a named executive officer must be in our employ at the time we achieve a performance milestone in order to receive the benefit of vesting under a performance-based restricted stock unit award. As with stock option awards, our restricted stock unit awards are intended to retain executives by providing a compelling incentive for the participating executive to remain with us and to align their interests with our long-term performance and stockholder value. In certain cases, the Compensation Committee may also grant time- or performance-based restricted stock awards to our named executive officers.

The Compensation Committee reviews equity awards to our named executive officers each year. In its analysis of equity compensation, the Compensation Committee generally reviews equity awards granted to executive officers at our peer group companies and takes into consideration our operating results, product development initiatives, growth strategy and share availability. In any given year, the Compensation Committee may elect to grant equity awards depending on the Compensation Committee’s assessment of our performance, business conditions, strategic goals and plans, executive retention risk and share availability. In 2015, the Compensation Committee awarded time based stock options and time- and performance-based restricted stock units to our named executive officers. The time-based restricted stock units issued to our named executive officers in 2015 generally vest as to one-third of the underlying shares on the first anniversary of the grant date and as to one-third of the underlying shares annually thereafter until fully vested. The performance-based restricted stock units issued to our named executive officers in 2015 may vest upon our achievement of a Nellix regulatory milestone, plus one year of service thereafter by the named executive officer. The performance-based restricted stock units issued to our named executive officers in 2015 do not provide for cliff vesting in the event the performance milestones are not met. The Compensation Committee, with input from Mr. McDermott, selected these milestones for our performance-based restricted stock units because Nellix product development advancements are important drivers of our current and future value. We do not disclose the specific features of these milestones prior to achievement because such disclosure could cause us competitive harm by, among other things, revealing sensitive information regarding our internal operating plans and long term incentive compensation program to our competitors. If, however, we achieve the applicable performance milestones, and the performance-based restricted stock units vest thereafter, we will disclose the specific features of the milestones in the compensation disclosure of the applicable proxy statement. The Compensation Committee granted such restricted stock units in 2015 after comparing the equity awards granted to our named executive officers in prior years against the equity awards granted to the executive officers of our peer group companies and reviewing and assessing our operating results, product initiatives and growth strategy.

Other Benefits

We have a 401(k) plan for the benefit of all of our eligible employees, including the named executive officers. Employees eligible to participate in our 401(k) plan will be those employees who have attained the age of 21. Employees may elect to defer their compensation up to the statutorily prescribed limit. An employee’s interests in his or her deferrals will be 100% vested when contributed. We do not provide for matching contributions under the 401(k) plan. Contributions to the 401(k) plan and earnings on those contributions will not be taxable to the employees until distributed from the 401(k) plan.

Eligible employees, including our named executive officers, are also entitled to participate in our Amended and Restated 2006 Employee Stock Purchase Plan, or the 2006 ESPP. Employees are eligible to participate if they are employed by us, or any participating subsidiary, for at least 20 hours per week and more than five months in any calendar year. We offer shares under the 2006 ESPP in offering periods of May 1 to October 31 and November 1 to April 30, or on such other date as the administrator of the 2006 ESPP may determine. Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares is the lower of 85% of the fair market value of our common stock on the purchase date or the beginning of the offering period.

We also provide health, dental, vision and life insurance and other customary employee assistance plans to all full-time employees, including the named executive officers.

Accounting and Tax Consequences

Section 162(m) of the Internal Revenue Code of 1986 limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000. While the tax impact of any compensation arrangement is an important factor to be considered, the impact is evaluated in light of our overall compensation philosophy. Accordingly, we will authorize the payment of non-deductible compensation if we deem that it is consistent with its compensation philosophy and objectives and in our best interests of our stockholders.

Summary Compensation Table
The following table sets forth summary compensation information for the fiscal years ended December 31, 2015, 2014 and 2013 for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Units ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
John McDermott, Chief Executive Officer	2015	$520,000	$260,000	$1,600,006	$895,037	$—	$—	$3,275,043
	2014	$520,000	$410,904	$1,000,000	$908,626	$—	$—	$2,839,530
	2013	$500,000	$397,500	$—	$—	$—	$—	$897,500
Vaseem Mahboob(4) Chief Financial Officer and Corporate Secretary	2015	$74,100	$101,500	$750,004	$750,000	$—	$70,069	$1,745,673
	2014	$—	$—	$—	$—	$—	$—	$—
	2013	$—	$—	$—	$—	$—	$—	$—
Shelley B. Thunen(5) Former Chief Financial Officer and Corporate Secretary	2015	$238,134	$—	$94,490	$—	$—	$959	$333,583
	2014	$305,000	$120,506	$150,000	$129,804	$—	$1,142	$706,452
	2013	$275,000	$131,170	$574,800	$441,384	$—	$—	$1,422,354
Robert D. Mitchell President	2015	$380,000	$123,500	$599,994	$335,639	$—	$22,500	$1,461,633
	2014	$380,000	$200,184	$250,000	$227,156	$—	$21,000	$1,078,340
	2013	$360,000	$171,713	$—	$—	$—	$38,250	$569,963
Joseph DeJohn General Manager, Asia/Pacific and Latin America	2015	$305,000	$43,234	$250,012	$139,851		$—	$738,097
	2014	$305,000	$96,323	$160,000	$142,781	$—	$—	$704,104
	2013	$285,000	$97,142	$—	$—	$—	$—	$382,142
Jose Lima Vice President, Quality	2015	$278,100	$55,620	$250,012	$139,851		$8,663	$732,246
	2014	$251,308	$94,824	$170,446	$562,358	$—	$100,000	$1,178,936
	2013	$—	$—	$—	$—	$—	$—	$—
Janet Fauls Former Vice President, Regulatory Affairs	2015	$278,100	$55,620	$250,012	$139,851	$—	$192,126	$915,709
	2014	$270,000	$94,824	$120,000	$103,841	$—	$—	$588,665
	2013	$250,000	$92,746	$—	$—	$—	$—	$342,746
Todd Abraham Former Vice President, Operations	2015	$315,000	$70,875	$300,014	$167,816	$—	$2,401	$856,106
	2014	$305,000	$157,116	$135,000	$116,826	$—	$4,669	$718,611
	2013	$300,000	$111,295	$—	$—	$—	$—	$411,295

(1) The amounts shown are the grant date fair value of restricted stock awards or units granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 4 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2015. Compensation has been adjusted due to a certain performance award goal being estimated not probable as of December 31, 2014.
(2) The amounts shown are the grant date fair value of option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 4 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(3) Represents relocaction expenses, travel stipends, signing bonuses and automobile allowances, if applicable. In the case of Ms. Fauls, the amount shown represents a lump sum severance payment paid to Ms. Fauls in connection with her retirement from our company.
(4) Mr. Mahboob joined us as Chief Financial Officer and Corporate Secretary effective October 15, 2015.
(5) Ms. Thunen retired as our Chief Financial Officer and Corporate Secretary effective November 2, 2015.

Grants of Plan-Based Awards
The following table summarizes grants of awards pursuant to plans made to our named executive officers during the year ended December 31, 2015.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)(1)	All Other Option Awards: Number of securities Underlying Options(#)	Exercise or Base Price of Securities Underlying Options(#)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)(4)
John McDermott	5/28/2015	48,222	—	—	$800,003
	5/28/2015	48,222	—	—	$800,003
	5/28/2015	—	120,664	$16.59	$895,037
Vaseem Mahboob	10/15/2015	55,310	—	—	$750,004
	10/15/2015	—	137,024	$13.56	$750,000
Shelley B. Thunen	2/27/2015	3,820	—	—	$60,241
	11/2/2015	3,797	—	—	$34,249
Robert D. Mitchell	5/28/2015	18,083	—	—	$299,997
	5/28/2015	18,083	—	—	$299,997
	5/28/2015	—	45,249	$16.59	$335,639
Joseph DeJohn	5/28/2015	7,535	—	—	$125,006
	5/28/2015	7,535	—	—	$125,006
	5/28/2015	—	18,854	$16.59	$139,851
Jose Lima	5/28/2015	7,535	—	—	$125,006
	5/28/2015	7,535	—	—	$125,006
	5/28/2015	—	18,854	$16.59	$139,851
Janet Fauls	5/28/2015	7,535	—	—	$125,006
	5/28/2015	7,535	—	—	$125,006
	5/28/2015	—	18,854	$16.59	$139,851
Todd Abraham	5/28/2015	9,042	—	—	$150,007
	5/28/2015	9,042	—	—	$150,007
	5/28/2015	—	22,624	$16.59	$167,816
(1) Restricted stock units and performance stock units granted to the named executive officers in 2015.
(2) Stock option awards are granted with an exercise price equal to the closing price on the grant date.
(3) Stock option awards are granted with a value equal to the Black Scholes value on the grant date, multiplied by the number of options granted.
(4) Restricted stock units and performance value units reflects the price of our stock on the grant date, multiplied by the number of units issued. These awards vest as certain milestones are achieved, or vest 1/3 annually over three years from the grant date.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes outstanding equity awards held by our named executive officers as of December 31, 2015.

	Option Awards				Restricted Stock Awards/Units
Name	Number of Securities Underlying Unexercised Options Exercisable (#) (1)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)
John McDermott	427,065	—	$2.67	5/12/2018	54,269	$537,263
	125,000	—	$3.54	7/6/2019	35,398	$350,440
	71,100	—	$4.36	5/20/2020	96,444	$954,796
	82,000	—	$8.26	5/25/2021	—	—
	52,879	80,709	$13.17	5/22/2024	—	—
	17,597	103,067	$16.59	5/28/2025	—	—
Shelley B. Thunen	42,500	—	$14.37	1/2/2023	—	—
	6,759	—	$13.17	5/22/2024	—	—
Vaseem Mahboob	—	137,024	$13.56	10/15/2026	55,310	$547,569
Robert D. Mitchell	13,220	20,177	$13.17	5/22/2024	150,000	$1,485,000
	6,599	38,650	$16.59	5/28/2025	8,849	$87,605
	—	—	—	—	36,166	$358,043
Joseph DeJohn	100,000	—	$2.16	7/17/2018	26,050	$257,895
	25,000	—	$3.45	6/26/2019	5,562	$55,064
	29,000	—	$4.36	5/202020	15,070	$149,193
	32,000	—	$8.26	5/25/2021	—	—
	8,310	12,682	$13.17	5/22/2024	—	—
	2,750	16,104	$16.59	5/28/2025	—	—
Jose Lima	39,059	43,620	$13.17	5/22/2024	7,329	$72,557
	2,750	16,104	$16.59	5/28/2025	15,070	$149,193
Janet Fauls	9,000	—	$4.36	5/20/2020	—	—
	30,000	—	$8.26	5/252021	—	—
	7,952	7,315	$13.17	5/22/2024	—	—
	5,107	13,747	$16.59	5/28/2025	—	—
Todd Abraham	90,000	—	$4.42	7/1/2020	14,472	$143,273
	33,000	—	$8.26	5/25/2021	4,551	$45,055
	6,799	10,377	$13.17	5/22/2024	18,084	$179,032
	3,299	19,325	$16.59	5/28/2025	—	—

(1) Options granted on May 28, 2015 vest monthly on a straight-line basis over four years. All other options granted vest 25% upon the first anniversary of the grant date and then in equal monthly installments over the next three years. Options are fully vested upon the fourth anniversary of the grant date. In addition, the vesting of these options may fully accelerate upon a change in control pursuant to written agreements entered into with each of our named executive officers.
(2) Options expire 10 years from the grant date.
(3) The restricted stock awards and units vest upon the earlier of achievement of performance milestones, the fourth anniversary of the grant date or achievement of performance milestones plus one year of service thereafter or in the case of performance based RSU's awarded on May 28, 2015, will not vest if the performance goal is not met, except for Mr. Mitchell's restricted stock awards which only vest upon the achievement of performance milestones. The vesting of these restricted stock awards/units may fully accelerate upon a change in control pursuant to written agreements entered into with each of our named executive officers.
(4) Based on a closing price of $9.90 per share on December 31, 2015.

Option Exercises and Stock Vested
The following table summarizes awards held pursuant to plans by our named executive officers that vested during the year ended December 31, 2015.

Name	Number of Shares Acquired on Vesting (#)	Date of Vesting	Vest Date Fair Value Per Share($)	Value Realized on Vesting ($)(1)(2)
John McDermott	17,753	5/22/2015	$16.45	$292,037
	22,779	11/13/2015	$9.04	$205,922
Shelley B. Thunen	3,820	2/27/2015	$15.77	$60,241
	2,537	5/22/2015	$16.45	$41,734
	3,797	11/13/2015	$9.04	$34,325
Robert D. Mitchell	4,439	5/22/2015	$16.45	$73,022
	5,695	11/13/2015	$9.04	$51,483
Joseph DeJohn	2,790	5/22/2015	$16.45	$45,896
	3,797	11/13/2015	$9.04	$34,325
Jose Lima	2,955	4/3/2015	$17.36	$51,299
	888	5/22/2015	$16.45	$14,608
	1,329	11/13/2015	$9.04	$12,014
Janet Fauls	15,000	3/13/2015	$15.89	$172,950
	2,029	5/22/2015	$16.45	$33,377
	3,037	11/13/2015	$9.04	$27,454
	4,540	12/31/2015	$9.90	$44,946
Todd Abraham	2,283	5/22/2015	$16.45	$37,555
	3,417	11/13/2015	$9.04	$30,890

(1) The amounts realized upon the vesting of restricted stock units is based on the closing price of our common stock on the relevant vesting dates.
(2) The amounts realized upon the exercise of options is based on the difference between the closing price of our common stock on the relevant exercise dates and the exercise of the relevant option.

Severance and Change-in-Control Arrangements for Named Executive Officers

We are parties to employment agreements with each of our named executive officers. The employment agreements with our named executive officers, other than Mr. McDermott, generally provide that in the event of a named executive officer’s separation from service due to termination by us other than for cause, death or disability, or the officer’s resignation for “good reason,” which we refer to collectively herein as an involuntary termination, prior to a change in control of our company, such officer will receive (i) the portion of his or her then current base salary which accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which were due, accrued or payable, (iii) a cash severance payment in an amount equal to six months of his or her current base salary, payable in a lump sum within 60 days following termination, (iv) a prorated payment equal to the target bonus for which he or she would be eligible for the year in which such involuntary termination occurred, (v) continuation of certain insurance benefits for six months and (vi) in the case of Mr. Mitchell and Ms. Thunen, additional vesting of outstanding equity awards granted to him or her prior to February 1, 2014 by an additional six months, but no additional vesting of any equity awards granted to him or her on or after February 1, 2014. No equity awards held by Mr. Mahboob, Mr. DeJohn or Mr. Lima will receive any additional vesting upon an involuntary termination prior to a change of control.

In addition, these employment agreements provide that upon a change in control the named executive officer will receive full vesting acceleration of his or her outstanding equity awards without regard to his or her termination of employment, but he or she will receive no severance or other compensation or benefits on change of control. However, in the event of an involuntary termination within 24 months following a change in control, the named executive officer will be entitled to receive (i) a lump-sum cash payment equal to 18 months of his or her base salary, payable within 60 days following termination, (ii) a cash payment equal to 100% of his or her target bonus and (iii) accelerated vesting of any subsequently issued and outstanding equity awards such that they shall be fully vested upon termination.

Mr. McDermott’s employment agreement provides that in the event of his involuntary termination prior to a change in control of our company, Mr. McDermott will receive (i) the portion of his then current base salary which accrued through the date of termination, (ii) any payments for unused vacation and reimbursement expenses, which were due, accrued or payable, (iii) a cash severance payment equal to 18 months of his base salary, payable in a lump sum within 60 days following termination, (iv) a prorated payment equal to the target bonus for which he would be eligible for the year in which such involuntary termination occurred, (v) continuation of certain insurance benefits for 18 months and (vi) additional vesting of outstanding equity awards granted to him prior to February 1, 2014 by an additional twelve months, but no additional vesting of any equity awards granted to him on or after February 1, 2014.

In addition, Mr. McDermott’s employment agreement provides that upon a change in control Mr. McDermott will receive full vesting acceleration of his outstanding equity awards without regard to his termination of employment, but he will receive no severance or other compensation or benefits on change of control. However, in the event of an involuntary termination within 24 months following a change in control, Mr. McDermott will be entitled to receive (i) a cash severance payment equal to 24 months of his base salary, payable in a lump sum within 60 days following termination, (ii) a cash payment equal to 100% of his target bonus and (iii) accelerated vesting of any subsequently issued and outstanding equity awards such that they shall be fully vested upon termination.

In connection with her separation from our company, we entered into an agreement with Ms. Thunen, our former Chief Financial Officer, regarding the terms of her separation. Pursuant to such agreement, we agreed (i) to issue Ms. Thunen 3,797 shares of common stock underlying a performance-based restricted stock unit upon vesting thereof, notwithstanding that such vesting occurred after the termination of her employment; (b) to continue Ms. Thunen’s health insurance coverage through December 31, 2015; and (c) to extend the exercise period of two stock option grants in the amounts of 42,500 shares and 6,759 shares, respectively, each of which vested on November 2, 2015, by an additional ninety days (for an aggregate exercise period of one hundred eighty days).

In connection with her separation from our company, we entered into an agreement with Ms. Fauls, our former Vice President, Regulatory Affairs, regarding the terms of her separation. Pursuant to such agreement, we agreed (i) to enter into a six-month consulting agreement with Ms. Fauls, (ii) to pay Ms. Fauls a severance payment equal to six months of her base salary, in the gross amount of $140,550, (iii) to pay Ms. Fauls’ target bonus for the 2015 calendar year, (iv) to pay Ms. Fauls’ accrued vacation pay as of December 31, 2015, (v) to continue Ms. Fauls’ health insurance coverage for a period of six months and (vi) to accelerate vesting of the unvested portion of certain stock options and restricted stock unit awards held by Ms. Fauls by six months and extend the exercise period of any vested stock options for 90 days following the date of expiration or earlier termination of Ms. Fauls’ consulting agreement.

In connection with his separation from our company, we entered into an agreement with Mr. Abraham, our former Vice President, Operations, regarding the terms of his separation. Pursuant to such agreement, we agreed (i) to enter into a six-month consulting agreement with Mr. Abraham, (ii) to pay Mr. Abraham a severance payment equal to six months of his base salary, in the gross amount of $157,500, which will be paid in 2016, (iii) to pay Mr. Abraham’s target bonus for the 2015 calendar year, (iv) to pay Mr. Abraham’s accrued vacation pay as of June 30, 2016, (v) to continue Mr. Abraham’s health insurance coverage for a period of six months and (vi) to accelerate vesting of the unvested portion of certain stock options and performance- and time-based restricted stock unit awards held by Mr. Abraham by six months and extend the exercise period of any vested stock options for 180 days following the date of expiration or earlier termination of Mr. Abraham’s consulting agreement.

Potential Payments Upon Termination or Change in Control

The following table summarizes the amounts that would become payable to each of our named executive officers, other than Shelley Thunen, Janet Fauls and Todd Abraham, each of whom received severance packages in connection with their separation from our company as described above, pursuant to the severance and change in control arrangements described above assuming such named executive officer experienced an involuntary termination on December 31, 2015, both before and after a change in control.

Name	Benefit	Before Change in Control Involuntary Termination($)	After Change in Control Involuntary Termination($)
John McDermott	Severance pay(1)	$780,000	$1,040,000
	Bonus pay(2)	$520,000	$520,000
	Equity award vesting acceleration(3)(9)	$537,263	$1,842,499
	Continuation of benefits(4)	$39,000	$52,000
Vaseem Mahboob	Severance pay(5)	$175,000	$525,000
	Bonus pay(2)	$101,500	$101,500
	Equity award vesting acceleration(8)(9)	$—	$547,569
	Continuation of benefits(7)	$13,000	$39,000
Robert D. Mitchell	Severance pay(5)	$190,000	$570,000
	Bonus pay(2)	$247,000	$247,000
	Equity award vesting acceleration(6)(9)	$—	$1,930,649
	Continuation of benefits(7)	$13,000	$39,000
Joseph DeJohn	Severance pay(5)	$152,500	$457,500
	Bonus pay(2)	$106,750	$106,750
	Equity award vesting acceleration (6)(9)	$—	$462,152
	Continuation of benefits(7)	$13,000	$39,000
Jose A. Lima	Severance pay(5)	$139,050	$417,150
	Bonus pay(2)	$111,240	$111,240
	Equity award vesting acceleration (8)(9)	$—	$226,116
	Continuation of benefits(7)	$13,000	$39,000

(1) “Before Change in Control” Mr. McDermott is entitled to his base salary for eighteen months. “After Change in Control” Mr. McDermott is entitled to his base salary for twenty-four months.
(2) “Before Change in Control” twelve month potential bonus amount shown, assuming 100% target was met, but would be prorated equal to the target bonus amount for which he or she would be entitled for the year of termination. “After Change in Control” twelve month potential bonus amount shown, assuming 100% target was met. Mr. Mahboob's employment agreement guaranteed a minimum bonus of $101,500 for the 2015 calendar year. Mr. Mahboob joined us in October 2015.
(3) “Before Change in Control” shares represent certain equity awards that would have vested in the twelve months following December 31, 2015, as they will vest immediately. “After Change in Control” shares represent equity awards as of December 31, 2015, as they will all vest immediately.
(4) “Before Change in Control” represents continuation of benefits through COBRA payments for eighteen months. “After Change in Control” represents continuation of benefits through COBRA payments for twenty-four months.
(5) “Before Change in Control” the executive is entitled to his or her base salary for six months. “After Change in Control” the executive is entitled to his or her base salary for eighteen months.
(6) “Before Change in Control” shares represent certain equity awards that would have vested in the six months following December 31, 2015, as they will vest immediately. “After Change in Control” shares represent equity awards as of December 31, 2015, as they will all vest immediately.
(7) “Before Change in Control” represents continuation of benefits through COBRA payments for six months. “After Change in Control” represents continuation of benefits through COBRA payments for eighteen months.
(8) “Before Change in Control” the officer will receive no accelerated vesting of equity awards. “After Change in Control” shares represent equity awards as of December 31, 2015, as they will all vest immediately.
(9) Calculated based on the number of equity awards for which vesting would have been accelerated, multiplied by the difference between our year-end closing price of $9.90 per share, as reported on the NASDAQ Global Select Market, and the exercise price of equity awards for which vesting would have been accelerated.

COMPENSATION OF DIRECTORS
Non-employee directors each receive a fee of $40,000 per year and reimbursement for certain travel expenses and other out-of-pocket costs. The chair of the Audit Committee is entitled to an additional annual retainer of $20,000, the chair of the Compensation Committee is entitled to an additional annual retainer of $13,000, and the chair of the Nominating, Governance and Compliance Committee is entitled to an additional annual retainer of $9,000. Each member of the Audit Committee, other than the chair, is entitled to an additional annual retainer of $9,000, each member of the Compensation Committee, other than the chair, is entitled to an additional annual retainer of $6,000, and each member of the Nominating, Governance and Compliance Committee, other than the chair, is entitled to an additional annual retainer of $5,000. In addition, each individual who first becomes a non-employee director, whether elected by the stockholders or appointed by the board of directors, automatically will be granted, at the time of such initial election or appointment, a restricted stock unit issuance of $200,000, as valued on the date of grant, which vests 25% per year over four years. On the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee director after the annual meeting will receive an additional restricted stock unit issuance of $100,000, as valued on the date of grant, which vests after one year. The individual who is designated as the Lead Independent Director will receive an additional restricted stock unit issuance of $50,000, as valued on the date of grant, which vests after one year.

Director Compensation Paid for the 2015 Fiscal Year
The following table summarizes the compensation paid to each of our directors, other than Mr. McDermott, during the year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Daniel Lemaitre	$58,000	$150,000	$—	$—	$2,000	$210,000
Gregory D. Waller	$65,000	$100,000	$—	$—	$6,525	$171,525
Thomas C. Wilder, III	$55,000	$100,000	$—	$—	$—	$155,000
Guido J. Neels	$58,000	$100,000	$—	$—	$4,620	$162,620
Thomas F. Zenty, III	$46,000	$100,000	$—	$—	$3,875	$149,875
Leslie Norwalk(3)	$29,583	$200,000	$—	$—	$3,000	$232,583
Christopher Chavez(4)	$—	$—	$—	$—	$—	$—
(1) Reflects cash compensation earned for meeting attendance and annual retainer. Annual retainers are paid in quarterly installments and prorated for any portion of a year during which a director serves.
(2) The amounts shown are the grant date fair value of equity awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions used to determine the grant date fair values, see Note 4 to our consolidated financial statements in included in our Annual Report on Form 10-K for the year ended December 31, 2015.
(3) Ms. Norwalk joined our board of directors in May 2015.
(4) Mr. Chavez joined our board of directors in February 2016 and thus did not receive any director compensation from us during the year ended December 31, 2015.

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth the number of shares underlying outstanding equity awards (vested and unvested) held by each of our directors, other than Mr. McDermott, as of December 31, 2015.

Director	Shares Underlying Equity Awards at December 31, 2015
Daniel Lemaitre	99,042
Gregory D. Waller	6,028
Thomas C. Wilder, III	18,528
Guido J. Neels	56,028
Thomas F. Zenty, III	13,176
Leslie Norwalk	13,012
Christopher Chavez	—
Compensation Committee Report
The Compensation Committee of the board of directors has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” in this proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board of directors that this Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee
Guido J. Neels
Thomas C. Wilder, III
Thomas F. Zenty, III

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL NO. 2
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
We are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers (a “say-on-pay” proposal) as described below. We believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program.
At our annual meeting of stockholders held in May 2015, a substantial majority of the votes cast on the say-on-pay proposal were voted in favor of the proposal. The Compensation Committee believes this affirms our stockholders’ support of our approach to executive compensation.
Summary
Our executive compensation practices are designed to attract, retain and reward our executives and strengthen the mutuality of interests between our executives and our stockholders in order to motivate our executives to maximize stockholder value. The primary goals of our executive compensation program are to motivate our executive officers to cause us to achieve the best possible financial and operational results, to attract and retain high quality executives who can provide effective leadership, consistency of purpose and enduring relations with relevant stockholders and to align the long-term interests of our executive officers with those of our stockholders.
Our executive compensation program primarily consists of a base salary, cash incentive payments upon the achievement of corporate objectives and time-and performance-based equity incentive awards, which are generally in the form of stock options and restricted stock unit awards. The equity component of our compensation program is designed to align a portion of each executive officer’s compensation with the interests of our stockholders to create long term value. We encourage you to carefully review the section entitled “Compensation Discussion and Analysis” in this proxy statement for additional information on our executive compensation programs and practices, as well as the Summary Compensation Table and other related compensation tables and narrative disclosure, which describe the compensation of our named executive officers.
We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement. Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the annual meeting:
“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of Endologix, Inc. as disclosed pursuant to the compensation disclosure rules of the SEC in the Compensation Discussion and Analysis, the related compensation tables and the narrative discussion to those tables set forth in Endologix, Inc.’s Proxy Statement for the 2016 Annual Meeting of Stockholders.”
The results of this advisory vote are not binding upon us. However, the Compensation Committee, which is responsible for designing and administering our executive compensation policies and programs, values the opinions expressed by stockholders in their vote on this proposal, and will continue to consider the outcome of the vote when making future compensation decisions and policies regarding our named executive officers.
Required Vote and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the compensation of our named executive officers as set forth in this proxy statement.
The board of directors unanimously recommends A vote “FOR” the approval of the compensation of our named executive officers as set forth in this proxy statement. Proxies solicited by the board of directors will be so voted unless stockholders specify otherwise on their proxy cards.

PROPOSAL NO. 3
AMENDMENT TO THE ENDOLOGIX, INC. 2015 STOCK INCENTIVE PLAN
We are asking our stockholders to approve an amendment to our Endologix, Inc. 2015 Stock Incentive Plan, or the 2015 Plan, to increase the number of shares of our common stock reserved for issuance under the 2015 Plan from 3,500,000 shares to 6,300,000 shares, an increase of 2,800,000 shares. Our Board of Directors approved the amendment to the 2015 Plan on March 23, 2016, subject to stockholder approval at the Annual Meeting.
The use of equity compensation has been and will continue to be a key component of our employee recruitment, retention and compensation programs. The 2015 Plan serves as an important part of these programs, and equity awards that we issue under the 2015 Plan are a critical component of the compensation packages that we offer our personnel. We believe that the use of stock options, time and performance-based restricted stock units and other equity awards are critical for us to attract, retain and motivate qualified, talented and experienced personnel and to align their interests with the interests of our stockholders. It is imperative that we have the personnel required to execute our strategic plan, and equity compensation represents a critical component of our overall compensation program. Thus we are asking our stockholders to approve the amendment to the 2015 Plan so that we have adequate shares available under the 2015 Plan to attract, retain and motivate a qualified, talented and experienced workforce. We are requesting an increase of 2,800,000 shares for issuance under the 2015 Plan due to the significant increase in our headcount resulting from the recently completed merger with TriVascular. All personnel of the combined company will be entitled to participate in our equity compensation programs and thus we need to ensure that an adequate number of shares are available for issuance under the 2015 Plan to our combined company personnel in the coming year as needed.

The principal features of the 2015 Plan, as amendment by this Proposal No. 3, are summarized below. This summary does not purport to be a complete description of the 2015 Plan and is qualified in its entirety by reference to the full text of the 2015 Plan, as proposed to be amended, a copy of which is attached hereto as Appendix A.
Description of the 2015 Plan (as amended)
General. The 2015 Plan is an “omnibus” stock plan consisting of a variety of equity vehicles to provide flexibility in implementing equity awards, including incentive stock options, non-qualified stock options, restricted stock grants, stock appreciation rights, stock payment awards, restricted stock units and dividend equivalents. Participants in the 2015 Plan may be granted any one of the equity awards or any combination thereof, as determined by our board of directors. The primary purposes of the 2015 Plan are (a) to enhance our ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of our company, by providing them an opportunity to participate in our ownership and thereby have an interest in the success and increased value of our company.
Shares Reserved for Issuance. As of April 13, 2016, (a) options exercisable for 3,643,038 shares of our common with a weighted average exercise price of $8.08 were outstanding, (b) unvested time-based restricted stock units covering 630,746 shares of our common stock were outstanding, (c) unvested performance-based restricted stock units covering 300,200 shares of our common stock were outstanding and (d) 82,055 shares of our common stock were reserved for future grant under the 2015 Plan. As proposed to be amended, up to 2,882,055 shares of our common stock may be issued under the 2015 Plan. The foregoing shall be subject to adjustment as to the number and kind of shares. In the event that (a) all or any portion of any stock option granted under the 2015 Plan can no longer under any circumstances be exercised, (b) any shares of common stock subject to an equity award are reacquired by us or (c) all or any portion of any restricted stock units granted under the 2015 Plan are forfeited or can no longer under any circumstances vest, the shares of common stock allocable to the unexercised portion of such stock option or the shares so reacquired shall again be available for grant or issuance under the 2015 Plan. The following shares of Common Stock may not again be made available for issuance as awards under the 2015 Plan: (x) the gross number of shares of common stock subject to outstanding stock appreciation rights settled in exchange for shares of common stock, (y) shares of common stock used to pay the exercise price related to outstanding stock options and shares of common stock repurchased by us using stock option exercise proceeds, or (z) shares of common stock used to pay withholding taxes related to outstanding stock options, stock appreciation rights or restricted stock units. The number of shares of common stock available for grant under the 2015 Plan shall be reduced by one share of common stock for each share of common stock granted pursuant to the exercise to a stock option or stock appreciation right, and by one-and-six-tenths (1.6) shares of common stock for each share of common stock granted pursuant to a restricted stock award, stock payment award or restricted stock unit award.
Administration. Our board of directors delegated administration of the 2015 Plan to our Compensation Committee. The members of the Compensation Committee satisfy the requirements for (i) a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act, and (ii) an “outside director” under Section 162(m) of the Internal Revenue Code. The term “administrator,” as used in this proxy statement, refers to the board of directors, or, if the administration of the 2015 Plan has been delegated to a committee, the Compensation Committee.
The Compensation Committee has the powers and authority as may be necessary or appropriate to carry out the functions of the administrator as described in the 2015 Plan. Subject to the express limitations of the 2015 Plan, the administrator has the authority to determine the persons to whom, and the time or times at which, awards may be granted, the number of shares, units or other rights subject to each award, the exercise, base or purchase price of an award (if any), the time or times at which an award will become vested, exercisable or payable, the performance goals and other conditions of an award, the duration of the award and all other terms of the award. The administrator may prescribe, amend and rescind rules and regulations relating to the 2015 Plan. All interpretations, determinations and actions by the administrator in good faith shall be final, conclusive and binding upon all parties. Additionally, the administrator may delegate to one or more of our officers or directors the ability to grant and determine terms and conditions of awards under the 2015 Plan to certain employees.
Eligibility. Any person who is our employee or consultant, or any person who is a non-employee director, is eligible to be designated by the administrator to receive awards and becomes a participant under the 2015 Plan. As of April 13, 2016, 840 persons were eligible to participate in the 2015 Plan.
Types of Awards under the 2015 Plan
The 2015 Plan includes the following types of equity compensation awards: incentive stock options, non-qualified stock options, restricted stock grants, stock payment awards, stock appreciation rights, restricted stock units and dividend equivalents, all of which are described below.
Stock Options. Stock options granted under the 2015 Plan may be either incentive stock options or non-qualified stock options, subject to the provisions of Section 422 of the Internal Revenue Code or non-qualified stock options.
The exercise price per share of a stock option shall not be less than the fair market value of our common stock on the date the option is granted, provided that the administrator may in its discretion specify for any stock option an exercise price per share that is higher than the fair market value of our common stock on the date the option is granted. A stock option may be subject to such vesting and exercisability requirements as specified by the administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion. The administrator shall determine the period during which a vested stock option may be exercised, provided that the maximum term of a stock option shall be ten years from the date the option is granted.
Stock Appreciation Rights. A stock appreciation right will entitle the holder, upon exercise or other payment of the stock appreciation right, as applicable, to receive an amount determined by multiplying: (i) the excess of the fair market value of a share of our common stock on the date of exercise or payment of the stock appreciation right over the base price of such stock appreciation right, by (ii) the number of shares as to which such stock appreciation right is exercised or paid. Subject to the requirements of Section 409A of the Internal Revenue Code, payment of the amount determined under the foregoing may be made, as approved by the administrator and set forth in the award agreement, in shares of common stock valued at their fair market value on the date of exercise or payment, in cash, or in a combination of shares of common stock and cash, subject to applicable tax withholding requirements.
A stock appreciation right may be subject to such vesting and exercisability requirements as specified by the administrator in an award agreement. Such vesting and exercisability requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion. A stock appreciation right will be exercisable or payable at such time or times as determined by the administrator. The base value of a stock appreciation right shall not be less than the fair market value of the shares of our common stock on the date the right is granted.
Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event. Stock appreciation rights are exercisable or payable at such time or times and upon conditions as approved by the administrator.
Restricted Stock Awards. Restricted stock awards are shares issued under the 2015 Plan that are subject to restrictions on transfer and vesting requirements as determined by the administrator. The restrictions imposed on shares granted under a restricted stock award lapse in accordance with the vesting requirements specified in the award agreement. The vesting requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator in its discretion. If the vesting requirements of a restricted stock award are not satisfied, the award will be forfeited and the unvested shares of common stock subject to the award will be returned to us (or, to the extent the participant paid for the shares of common stock, we have the right to repurchase such shares from the participant at the original purchase price).
Subject to the provisions of the 2015 Plan and the applicable award agreement, the participant has all rights of a stockholder with respect to the shares granted under a restricted stock award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
Restricted Stock Unit Awards. The value of each stock unit under a restricted stock unit award is equal to one share of our common stock on the applicable date or time period of determination, as specified by the administrator. A restricted stock unit award is subject to the restrictions and conditions as determined by the administrator. A restricted stock unit award may be granted together with a dividend equivalent right with respect to the shares of common stock subject to the award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the administrator.
On the date the award is granted, the administrator determines the vesting requirements with respect to a stock unit award, which is set forth in the award agreement. Vesting requirements may be based on the continued service of the participant with us for a specified time period (or periods) or on the attainment of specified performance goals established by the administrator.
A stock unit award will become payable to a participant at the time or times set forth in the award agreement, which may be upon or following the vesting of the award. Payment of a stock unit award is made in shares of our common stock, and is subject to applicable tax withholding requirements. The participant does not have any rights as a stockholder with respect to the shares subject to a stock unit award until the shares of common stock are delivered to the participant pursuant to the terms of the award agreement.
Stock Payment Awards. A stock payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the administrator. A stock payment award granted to a participant represents shares of our common stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the 2015 Plan and the award agreement. The administrator may, in connection with any stock payment award, require the payment of a specified purchase price.
Subject to the provisions of the 2015 Plan and the applicable award agreement, upon the issuance of the common stock under a stock payment award the participant has all rights of a stockholder with respect to the shares of common stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
Dividend Equivalents. Dividend equivalents may be credited in respect of shares of common stock covered by an award of restricted stock units granted under the 2015 Plan, as determined by the administrator. At the sole discretion of the administrator, these dividend equivalents may be converted into additional shares of common stock in such manner as determined by the administrator. Any additional shares covered by an award credited by reason of such dividend equivalents is subject to all the terms and conditions of the underlying award agreement to which they relate.
Certain Features of Awards Under the 2015 Plan
Payment of Exercise Price or Purchase Price. The payment of the exercise price for stock options, or the purchase price for shares of restricted stock, shares covered by restricted stock units, or stock payment awards may be made, in the discretion of the administrator, through a variety of methods more particularly described in the 2015 Plan, including payment by (1) cash, (2) check, (3) by delivery of shares of our common stock (provided that any shares acquired pursuant to exercise of options have been held by the participant for the requisite period necessary to avoid a charge to our earnings for financial reporting purposes), which surrendered shares shall be valued at the fair market value of our common stock on the date of exercise or purchase, (4) waiver of compensation due to the participant for services rendered, or (5) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.
Transferability of Awards. All incentive stock options are nontransferable except upon the participant’s death by will or the laws of descent or distribution or pursuant to the terms of certain domestic relations orders. In the case of awards other than incentive stock options, the administrator may provide, in its discretion, for the transfer of all or part of the award to a participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933).
Adjustments to Awards Upon Certain Changes in Capitalization. In the event that the outstanding shares of our common stock are increased or decreased or exchanged for a different number or kind of shares or our other securities by reason of a recapitalization, stock split, combination of shares, reclassification, stock dividend or other change in our capital structure, then the administrator will make adjustments to the aggregate number and kind of shares subject to the 2015 Plan, the number and kind of shares and the exercise price per share subject to outstanding awards, and the maximum share limitations, as applicable, all in order to preserve, as nearly as practical, but not to increase, the benefits to the participants.
Occurrence of Corporate Transaction. The 2015 Plan provides that in order to preserve a participant’s rights in the event of certain transactions constituting a change in control of the Company, the administrator shall have the discretion to provide in each award agreement the terms and conditions that relate to the vesting of such award in the event of a change in control of the Company and the assumption of such awards or the issuance of comparable securities under an incentive program in the event of such occurrence. The terms and conditions of each award agreement may vary. If the terms of an outstanding option or stock appreciation right provide for accelerated vesting in the event of a change in control, or to the extent that an award is vested and not yet exercised, the administrator may provide, in connection with the change in control transaction, for the purchase or exchange of each option or stock appreciation right for cash or other property. All outstanding option and stock appreciation rights will terminate and cease to be exercisable upon the consummation of a change in control except to the extent that the options or stock appreciation rights are assumed by a successor entity (or parent) pursuant to the terms of such transaction.
Section 162(m) Awards. Awards of options and stock appreciation rights granted under the 2015 Plan will automatically qualify for the “performance-based compensation” exception under Internal Revenue Code Section 162(m) pursuant to their expected terms. Awards of restricted stock and restricted stock units may qualify for the performance-based compensation exception under Section 162(m) if the terms of the awards state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award and preclude discretion to increase the amount of compensation payable under the terms of the award.
Performance Criteria. The 2015 Plan includes a number of performance criteria that may be used to determine whether and to what extent the shares covered by an award have vested. The administrator has the discretion to specify whether the criteria will be measured either annually or cumulatively over a period of years on an absolute basis or relative to a pre-established target, to the previous years’ results or to a designated peer group of companies, in each case as specified in the individual award agreement at the time of grant. The performance criteria may be stated as either target amounts, or as a percentage increase over a base period amount, and may be based upon any one or a combination of the following:

•	sales;

•	operating income;

•	pre-tax income;

•	earnings before interest, taxes, depreciation and amortization;

•	earnings per share of common stock on a fully-diluted basis;

•	our consolidated net income divided by the average consolidated common stockholders’ equity;

•	cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;

•	adjusted operating cash flow return on income;

•	cost containment or reduction;

•	the percentage increase in the market price of our common stock over a stated period;

•	return on assets;

•	new product introductions;

•	obtaining regulatory approvals for new or existing products; and

•	individual business objectives.

Summary of Federal Income Tax Consequences of the 2015 Plan
The following is a brief summary of the material federal income tax consequences of participation in the 2015 Plan. The summary should not be relied upon as being a complete statement of all possible federal income tax consequences. Federal tax laws are complex and subject to change. Participation in the 2015 Plan may also have consequences under state and local tax laws which vary from the federal tax consequences described below. For such reasons, we recommend that each participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her.
Incentive Stock Options. A participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will generally be included in the participant’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, the regular tax treatment and the alternative tax treatment will be the same. If stock received on exercise of an incentive option is sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.
A participant who is subject to the alternative minimum tax in the year of exercise of an incentive option may be able to claim, as a credit against the participant’s regular tax liability in future years, all or a portion of the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is generally available in the first year following the year of exercise in which the participant has a regular tax liability.
Gain realized by a participant upon sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the participant disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the participant disposes of the shares (including by gift) less than two years after the date of grant or less than one year after the date of exercise (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. However, certain transfers may not be treated as dispositions for such purposes, such as transfers to an estate or by inheritance upon death. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). We will generally be entitled to a tax deduction in an amount equal to the amount the participant must recognize as ordinary income.
Non-Qualified Stock Options. Generally, no taxable income is recognized by a participant upon the grant of a non-qualified stock option or at the time or times a non-qualified stock option becomes vested where the exercise price of such option is no less than the fair market value of the stock underlying such option at the time such option is granted. Under the 2015 Plan, the exercise price for all options must be at least equal to the fair market value of the stock underlying such options at the time of the grant. Upon exercise, however, the participant will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the participant who is our employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to pay the taxes due, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. We will be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant, provided that certain reporting requirements are satisfied. If the exercise price of a non-qualified stock option is paid by the participant in cash, the tax basis of the shares acquired will be equal to the cash paid plus the amount of income recognized by the participant as a result of such exercise. If the exercise price is paid by delivering shares of our common stock already owned by the participant or by a combination of cash and already-owned shares, there will be no current taxable gain or loss recognized by the participant on the already-owned shares exchanged (however, the participant will nevertheless recognize ordinary income to the extent that the fair market value of the shares purchased on the date of exercise exceeds the price paid, as described above). The new shares received by the participant, up to the number of the old shares exchanged, will have the same tax basis and holding period as the participant’s basis and holding period in the old shares. The balance of the new shares received will have a tax basis equal to any cash paid by the participant plus the amount of income recognized by the participant as a result of such exercise, and will have a holding period commencing with the date of exercise. Upon the sale or disposition of shares acquired pursuant to the exercise of a non-qualified stock option, the difference between the proceeds realized and the participant’s basis in the shares will be a capital gain or loss and will be treated as long-term capital gain or loss if the shares have been held for more than the applicable statutory holding period (which is currently more than one year for long-term capital gains).
Restricted Stock. If no Section 83(b) election is made and we retain repurchase rights, a taxable event will occur on each date the participant’s ownership rights vest (e.g., when our repurchase rights expire) as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount paid for such shares. Any income recognized by a participant who is an employee will be subject to income tax withholding by us out of the participant’s current compensation. If such compensation is insufficient to cover the amount to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. The participant’s basis in the shares will be equal to the purchase price, if any, increased by the amount of ordinary income recognized. If a Section 83(b) election is made within 30 days after the date of transfer, or if we do not retain any repurchase rights, then the participant will recognize ordinary income on the date of purchase in an amount equal to the excess of the fair market value of such shares on the date of purchase over the purchase price paid for such shares. We are entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.
Stock Appreciation Rights. Generally no taxable income is recognized by a participant receiving a stock appreciation right at the time the stock appreciation right is granted or at the time or times a stock appreciation right becomes vested where the base price of a stock appreciation right is no less than the fair market value of the stock underlying such stock appreciation right at the time such option is granted. Under the 2015 Plan, the base value for all stock appreciation rights must be at least equal to the fair market value of the stock underlying such stock appreciation rights at the time of the grant. If the participant receives the appreciation inherent in the stock appreciation right in cash, the cash will be taxed as ordinary income to the participant at the time it is received. If the participant receives the appreciation inherent in a stock appreciation right in stock, the spread between the then current market value and the base price will be taxed as ordinary income to the participant at the time such amount is received. We are not entitled to a federal income tax deduction upon the grant or termination of a stock appreciation right. However, upon the settlement of a stock appreciation right, we are entitled to a deduction equal to the amount of ordinary income the participant is required to recognize as a result of the settlement.
Restricted Stock Unit Award, Stock Payment Awards and Dividend Equivalents. Restricted stock unit awards, stock payment awards and dividend equivalents are generally subject to ordinary income tax at the time of payment.
Tax Withholding. Under the 2015 Plan, we have the power to withhold, or require a participant to remit to it, an amount sufficient to satisfy Federal, state and local withholding tax requirements with respect to any award granted under the 2015 Plan. To the extent permissible under applicable tax, securities, and other laws, the administrator may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in whole or in part, by (i) directing us to apply shares of common stock to which the participant is entitled pursuant to an award, or (ii) delivering to us shares of common stock owned by the participant.
Tax Deduction Limitation. Section 162(m) of the Internal Revenue Code generally limits to $1,000,000 the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and each of the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1,000,000 deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, must be approved by the corporation’s stockholders, and (3) the committee must certify in writing whether, and the extent to which, the applicable performance goals have been satisfied before payment of any performance-based compensation is made. Stock options and stock appreciation rights, the terms of which limit the amount of compensation that an employee may receive to an increase in the value of the underlying stock covered by the option or right after the date of grant, automatically satisfy the performance goal requirement described in item (1) above.
Deferred Compensation. Any deferrals made under the 2015 Plan, including awards granted under the 2015 Plan that are considered to be deferred compensation, must satisfy the requirements of Section 409A of the Internal Revenue Code to avoid adverse tax consequences to participants, which include the current inclusion of deferred amounts in income and interest and a surtax on any amount included in income. The Section 409A requirements include limitations on election timing, acceleration of payments, and distributions. Section 409A applies to certain stock appreciation rights, stock unit awards, and other awards that provide the participant with an opportunity to defer to recognition of income. We intend to structure any awards under the 2015 Plan to meet the applicable tax law requirements, including under Section 409A, in order to avoid adverse tax consequences to participants or us.
Interest of Certain Persons in or Opposition to Matter to be Acted Upon
Our directors and officers are eligible to participate in the 2015 Plan, and have a substantial direct interest in the approval of the 2015 Plan.
New Plan Benefits
If our stockholders approve the amendment to the 2015 Plan, the number of shares of common stock issuable pursuant to the terms of the 2015 Plan will be available for awards to all eligible plan participants. Neither the Board of Directors nor the Compensation Committee has approved any awards under, or subject to, the 2015 Plan as proposed to be amended. As a result, neither the number nor types of future awards under the 2015 Plan to be received by or allocated to particular participants is presently determinable.
Securities Authorized for Issuance under Equity Compensation Plans
The following table set forth certain information regarding outstanding options, rights and shares reserved for future issuance under our existing equity compensation plans as of December 31, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights as of December 31, 2015	Weighted average exercise price of outstanding options, warrants and rights (2)	Number of securities remaining available for future issuance as of December 31, 2015
Equity compensation plans approved by security holders:
2015 Stock Incentive Plan(1)	6,858,109	$10.42	2,452,112
2006 Amended and Restated Employee Stock Purchase Plan	—	$—	331,525
Total	6,858,109	$10.42	2,783,637
(1) Includes 885,060 restricted stock units.
(2) Calculation excludes restricted stock units.
Required Vote and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve the amendment to the 2015 Plan described herein.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE ENDOLOGIX, INC. 2015 STOCK INCENTIVE PLAN DESCRIBED HEREIN. Proxies solicited by the board of directors will be so voted unless stockholders specify otherwise on their proxy cards.

PROPOSAL NO. 4
AMENDMENT TO THE ENDOLOGIX, INC. AMENDED AND RESTATED
2006 EMPLOYEE STOCK PURCHASE PLAN
We are asking our stockholders to approve an amendment to our Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan, or the ESPP, to increase the total number of shares of common stock that may be offered under the plan from 3,058,734 to 4,558,734. Our Board of Directors approved the amendment to the ESPP on March 23, 2016, subject to stockholder approval at the Annual Meeting. As of April 13, 2016, 331,525 shares of common stock remained available for purchase under the ESPP. Our officers are eligible to participate in the ESPP, and have a substantial direct interest in the approval of the ESPP.
The principal features of the ESPP, as amended by this Proposal No. 4, are summarized below. This summary does not purport to be a complete description of the ESPP and is qualified by reference to the ESPP, as amended to date and as proposed to be amended, a copy of which is attached as Appendix B to this proxy statement.
Summary of the Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan
The primary purposes of the ESPP are to provide to employees an incentive to join and remain in the service of our company and to encourage employee ownership of our common stock by permitting them to purchase shares at a discount through payroll deductions. The ESPP includes two components: a U.S. Code Section 423 Component, or the 423 Component, and a non-U.S. Code Section 423 Component, or the Non-423 Component. We intend to have the 423 Component qualify as an “employee stock purchase plan” within the meaning of Section 423 of the U.S. Internal Revenue Code of 1986, as amended, or the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the ESPP authorizes the grant of purchase rights under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such purchase rights will be granted pursuant to rules, procedures or sub-plans adopted by the committee and designed to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the ESPP with the laws and requirements of countries outside of the United States in order to allow employees of our foreign subsidiaries to purchase shares under the ESPP.
Administration. The ESPP may be administered by either our Board of Directors or a committee appointed by our Board of Birectors. Our Board of Directors has delegated administration of the ESPP to the Compensation Committee, which is comprised of three non-employee directors, who are not eligible to participate in the ESPP. Subject to the provisions of the ESPP, the Compensation Committee has full authority to implement, administer and make all determinations necessary under the ESPP.
Eligibility. Every employee who customarily works more than 20 hours per week for more than 5 months per calendar year will be eligible to participate in offerings made under the ESPP. An employee may not participate in an offering under the ESPP if, among other things, immediately after the purchase the employee would own shares or other equity awards possessing 5% or more of the total combined voting power or value of all of our classes of stock. As of April 13, 2016, approximately 840 persons were eligible to participate in the ESPP.
Purchase of Shares. Shares of common stock are generally offered for purchase through a series of six month offering periods. The initial offering period started on the first business day in August 2006 and terminated on December 29, 2006, with subsequent offering periods commencing on six month intervals thereafter beginning on January 1, 2007. The Compensation Committee may establish different offering periods as it determines in its sole discretion. On April 17, 2013, the Compensation Committee established offering periods for the six month period beginning on November 1 and ending on April 30, and the six month period beginning on May 1 and ending on October 31.
Eligible employees who elect to participate in an offering period purchase shares of common stock through regular payroll deductions in an amount designated by the employee not to exceed 10% of such employee’s compensation. For this purpose, “compensation” means the amount indicated on the Form W-2 issued to the employee by us, including any election deferrals with respect to a plan of the Company qualified under either Section 125 or Section 401(a) of the Internal Revenue Code. Shares of common stock are purchased automatically on the purchase date for each offering period, which is the last day of each offering period, at a price equal to 85% of the fair market value of the shares on the first business day of the offering period or 85% of the fair market value of the shares as of the purchase date, whichever is lower. A participant may withdraw from an offering at any time prior to the purchase date and receive a refund of his payroll deductions, without interest. A participant’s rights in the ESPP are nontransferable. As an employee benefit plan that satisfies the coverage and participation requirements of Sections 423(b)(3) and 423(b)(5) of the Internal Revenue Code, an affiliate’s transactions under the ESPP are exempt from liability under Section 16(b) of the Exchange Act, as set forth in Rule 16b-3 promulgated thereunder.
No employee may purchase any stock under the ESPP if immediately after the purchase (1) the employee would own shares or hold outstanding options to purchase shares under the ESPP, together with all of our other plans, possessing 5% or more of the total combined voting power of all of our classes of shares, or (2) the purchase would permit the employee’s right to purchase shares under all of our employee stock purchase plans to accrue at a rate which exceeds $25,000, based on the fair market value of such shares determined as of the grant date, for any calendar year in which the right is outstanding at any time.
Amendment and Termination. The board of directors may at any time amend, alter, cancel or terminate the ESPP or any right granted thereunder, provided that any amendment that would increase the aggregate number of shares authorized for sale under the ESPP (except pursuant to adjustments provided for in the ESPP) is not effective unless approved by the stockholders. Upon a cancellation or termination of the ESPP or any rights thereunder, the board of directors will return to the affected participants all amounts credited to their accounts without interest.
New Plan Benefits
Future participation by our executive officers and employees is discretionary. Therefore, at this time the benefits that may be received by our executive officers and other employees cannot be determined.
Required Vote and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to approve the amendment to the Endologix, Inc. Amended and Restated 2006 Employee Stock Purchase Plan described herein.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE ENDOLOGIX, INC. AMENDED AND RESTATED 2006 EMPLOYEE STOCK PURCHASE PLAN DESCRIBED HEREIN. Proxies solicited by the board of directors will be so voted unless stockholders specify otherwise on their proxy cards.
PROPOSAL NO. 5
AMENDMENT TO THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF ENDOLOGIX, INC.
General
We are asking our stockholders to approve an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 135,000,000.
Our Amended and Restated Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. On March 23, 2016, our Board of Directors determined that it is advisable to increase our authorized shares of common stock from 100,000,000 shares to 135,000,000 shares, and has voted to recommend that our stockholders adopt an amendment to our Amended and Restated Certificate of Incorporation effecting the proposed increase. Our Amended and Restated Certificate of Incorporation currently also authorizes the issuance of 5,000,000 shares of preferred stock, par value $0.001 per share, none of which are issued or outstanding. The proposed amendment to our Amended and Restated Certificate of Incorporation would not change the authorized number of shares of preferred stock. We currently have no plans, arrangements, commitments or understandings with respect to the issuance of any shares of preferred stock.
As of April 13, 2016, of our 100,000,000 currently authorized shares of common stock, all of our shares were either issued and outstanding or reserved for issuance, however our convertible senior notes can be settled in cash. Shares reserved for issuance included 9,232,678 shares reserved for issuance upon the exercise of outstanding stock options, 1,386,391shares reserved for issuance pursuant to outstanding restricted stock units, 82,055 shares reserved for issuance pursuant to future grants under our 2015 Stock Incentive Plan, 141,544 shares reserved for issuance under our Amended and Restated 2006 Employee Stock Purchase Plan and 189,981 shares pending issuance under our Amended and Restated 2006 Employee Stock Purchase Plan, up to 3,333,333 shares we may be required to issue to the former stockholders of Nellix as contingent consideration pursuant to the terms of the merger agreement with Nellix and the other parties thereto, 35,094 warrants assumed in connection with the merger with Trivascular, and 14,767,365 shares initially issuable in connection with conversion of our outstanding convertible senior notes. Currently all of our authorized common stock shares are either issued and outstanding or reserved for issuance. At the annual meeting, we are seeking stockholder approval to reserve an additional 2,800,000 shares for issuance under our 2015 Stock Incentive Plan and an additional 1,500,000 shares under our Amended and Restated 2006 Employee Stock Purchase Plan. If these amendments are approved, we would have approximately 19,760,618 shares of common stock remaining available for issuance in the future for other corporate purposes.
Text of the Amendment
If our stockholders approve this proposal, we will amend the first paragraph of Article IV of our Amended and Restated Certificate of Incorporation to read in its entirety as follows:
“This corporation is authorized to issue two classes of stock, to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares that this corporation is authorized to issue is one hundred forty million (140,000,000). The number of shares of Preferred Stock authorized to be issued is five million (5,000,000), par value $0.001 per share. The number of shares of Common Stock authorized to be issued is one hundred thirty-five million (135,000,000), par value $0.001 per share.”
Reasons for the Amendment
Our Board of Directors is recommending this increase in the authorized shares of common stock primarily to give us the flexibility to issue shares of common stock for future corporate needs. As a general matter, the Board of Directors would be able to issue these additional shares of common stock in its discretion from time to time without further action or approval of our stockholders, subject to and as limited by any rules or listing requirements of The Nasdaq Global Select Market or of any other then-applicable securities exchange or the requirements of applicable law. The newly authorized shares of common stock would be issuable for any proper corporate purpose, including future business combination transactions, financing transactions involving common stock, convertible securities or other equity securities and current or future equity compensation plans. Our Board believes that these additional shares will provide us with needed flexibility to issue shares in the future without the potential expense or delay incident to obtaining stockholder approval for any particular issuance. There are currently no commitments or understandings with respect to the issuance of any of the additional shares of common stock that would be authorized by the proposed amendment.
Ability of Board to Issue Authorized Shares; Certain Issuances Requiring Stockholder Approval
Once authorized, additional shares of our common stock may be issued upon approval by our Board of Directors and without further approval of the stockholders unless stockholder approval is required by applicable law or the rules of The Nasdaq Global Select Market.
The rules of The Nasdaq Global Select Market require the prior approval of stockholders in the following situations:

•
when a stock option or purchase plan is to be established or materially amended or other equity compensation arrangement made or materially amended, pursuant to which options or stock may be acquired by officers, directors, employees, or consultants, subject to certain exceptions;

•when the issuance or potential issuance will result in a change of control of the issuer;

•
in connection with the acquisition of the stock or assets of another company, if (a) any director, officer or substantial stockholder of the issuer has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more; or (b) where, due to the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, other than a public offering for cash; or (c) the common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or (d) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the stock or securities.

•
in connection with a transaction other than a public offering involving: (a) the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (b) the sale, issuance or potential issuance by the company of common stock (or securities convertible into or exercisable common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Rights of Additional Authorized Shares
Any authorized shares of common stock, if and when issued, would be part of our existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Our stockholders do not have preemptive rights with respect to the common stock, nor do they have cumulative voting rights. Accordingly, should we issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase any of such shares, and their percentage ownership of our then-outstanding common stock could be reduced.
Potential Adverse Effects of Amendment
The availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of our company. Employing such devices may adversely impact stockholders who desire a change in management or who desire to participate in a tender offer or other sale transaction involving us. By use of such anti-takeover devices, our Board of Directors may thwart a merger or tender offer even though stockholders might be offered a substantial premium over the then current market price of our common stock. At the present time, we are not aware of any contemplated mergers, tender offers or other plans by a third party to attempt to effect a change in control of our company, and the proposal to amend our amended and restated certificate of incorporation was not made in response to any such attempt.
Our amended and restated certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock. Our Board of Directors, without further action by our stockholders, has the authority to issue the preferred stock from time to time in one or more series and to fix the number of shares and the relative conversion rights, voting rights, rights and terms of redemption, liquidation preferences and any other preferences, special rights and qualifications of any such series. Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our company by increasing the number of outstanding shares entitled to vote and increasing the number of votes required to approve a change in control.
Our board of directors is not aware of any attempt, or contemplated attempt, to acquire control of our company, nor is this proposal being presented with the intent that it is used to prevent or discourage any acquisition attempt. However, nothing would prevent our board of directors from taking any such actions that it deems to be consistent with its fiduciary duties.
Effectiveness of Amendment
If the proposed amendment is approved and adopted by the stockholders at the annual meeting, it will become effective upon the filing of a certificate of amendment to the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. Our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to elect not to proceed with filing the amendment to our Amended and Restated Certificate of Incorporation if, at any time prior to filing thereof, our Board of Directors, in its sole discretion, determines that it is no longer advisable or in the best interest of our company. The amendment to our Amended and Restated Certificate of Incorporation is subject to revision for such changes as may be required by the Secretary of State of the State of Delaware and any other changes consistent with this proposal that we may deem necessary or appropriate.
Board of Directors’ Reservation of Rights
Our Board of Directors retains the authority to take or to authorize discretionary actions as may be appropriate to carry out the purposes and intentions of this proposal, including without limitation editorial modifications or any other change to the amendment to our amended and restated certificate of incorporation which our board of directors may adopt without stockholder vote in accordance with the Delaware General Corporation Law.
Required Vote and Recommendation of Board of Directors
The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote at the annual meeting is necessary to approval the amendment to our Amended and Restated Certificate of Incorporation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE AND ADOPT THE PROPOSED AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. Proxies solicited by the board of directors will be so voted unless stockholders specify otherwise on their proxy cards.
PROPOSAL NO. 6
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2016, and the Board of Directors has recommended that our stockholders ratify the appointment. KPMG audited our financial statements for the fiscal year ended December 31, 2015
Although we are not required to submit the appointment of our independent registered public accountants for stockholder approval, if the stockholders do not ratify the appointment of KPMG, the Audit Committee may reconsider the appointment of KPMG. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in the best interests of us or our stockholders.
Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Required Vote and Recommendation of the Board of Directors
The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2016.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016. Proxies solicited by the board of directors will be so voted unless stockholders specify otherwise on their proxy cards.

Audit Fees
The following table sets forth the aggregate fees billed to us for professional services rendered by KPMG and PricewaterhouseCoopers (PwC), our prior independent registered public accounting firm, for the fiscal years ended December 31, 2015 and 2014:

	December 31,		2014 Total	December 31,		2015 Total
	2014			2015
	PwC	KPMG		PwC	KPMG
Audit Fees (1)	$25,000	$567,826	$592,826	$—	$704,380	$704,380
Tax Fees (2)	$—	$130,084	$130,084	$—	$126,642	$126,642
All Other Fees (3)	$6,500	$6,221	$12,721	$6,500	$628,360	$634,860
Total	$31,500	$704,131	$735,631	$6,500	$1,459,382	$1,465,882

(1)
Includes fees for professional services rendered for the audit of our annual consolidated financial statements and the audit of management’s assessment of the design and operating effectiveness of our internal control over financial reporting on Form 10-K, and for reviews of our consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)	Includes professional services for preparation of federal and state corporation income tax returns for year ended 2014.

(3)	Includes fees for professional services rendered in connection with the Company's 2015 S-3ASR filing, convertible debt offering, anticipated acquisition, S-4 filing, and related comfort letter.

Pre-Approval Policy for Non-Audit Services
The Audit Committee reviews and pre-approves all non-audit services to be performed by our independent registered public accounting firm, subject to certain de minimis exceptions. Such pre-approval is on a project by project basis. The Audit Committee approved all non-audit services provided by KPMG described above.
Report of the Audit Committee of the Board of Directors
Management is responsible for the Company’s internal control over financial reporting and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.
The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and to issue a report on the Company’s financial statements and of its internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent registered public accounting firm the matters as required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.
Based upon the review and discussions described in this report, the Audit Committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed with the Securities and Exchange Commission.
Members of the Audit Committee
Gregory D. Waller
Thomas C. Wilder, III
Daniel Lemaitre

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Endologix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING
Rule 14a-8 of the Exchange Act specifies the requirements for inclusion of stockholder proposals in our proxy statement for an annual meeting of stockholders. If we hold our 2016 annual meeting of stockholders on or about the same time as this year’s annual meeting, then any stockholder desiring to submit a proposal for action at the 2016 annual meeting of stockholders should arrange for such proposal to be delivered to us at our principal place of business no later than December 19, 2016, in order to be considered for inclusion in our proxy statement relating to that meeting. However, if we hold our 2016 annual meeting of stockholders on a date that is more than 30 days earlier or later than this year’s annual meeting, then a stockholder proposal must be received by us at our principal place of business in a reasonable amount of time prior to when we begin to print and mail our proxy materials. Matters pertaining to such proposals, including the number and length thereof, the eligibility of persons entitled to have such proposals included and other aspects are regulated by Rule 14a-8 of the Exchange Act, rules and regulations of the SEC and other laws and regulations.
If a stockholder desires to bring business before the meeting which is not the subject of a proposal properly submitted in accordance with Rule 14a-8 of the Exchange Act, the stockholder must follow procedures outlined in our Bylaws. Our Bylaws provide that a stockholder entitled to vote at the meeting may make nominations for the election of directors or may propose that other business be brought before the meeting only if (a) such nominations or proposals are included in our proxy statement or otherwise properly brought before the meeting by or at the direction of the board of directors, or (b) the stockholder has delivered or mailed written notice to us (containing certain information specified in the Bylaws), and our secretary has received such written notice, not less than 90 days prior to the date of the meeting. However, if we have given less than 100 days advance notice or public disclosure of the date the meeting is to be held, written notice of a nomination or proposal to be submitted by a stockholder at the meeting will be timely if it has been received by us not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.
A copy of the full text of the Bylaw provisions containing the advance notice procedures described above may be obtained upon written request to our secretary.
OTHER BUSINESS
As of the date of this proxy statement, the board of directors is not aware of any matter other than those set forth in this proxy statement which may be presented for consideration at the annual meeting. Should any other matter or matters requiring a vote of the stockholders by properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will have the discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

John McDermott
Chief Executive Officer and Chairman of the Board

Appendix A
ENDOLOGIX, INC.
2015 STOCK INCENTIVE PLAN
The 2015 STOCK INCENTIVE PLAN (the “Plan”), originally established and adopted on the 31st day of March, 2015 (the “Effective Date”) by Endologix, Inc., a Delaware corporation (the “Company”), is hereby amended and restated effective March 23, 2016.
ARTICLE 1.
PURPOSES OF THE PLAN
1.1    Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company and thereby have an interest in the success and increased value of the Company.
ARTICLE 2.
DEFINITIONS
For purposes of this Plan, the following terms shall have the meanings indicated:
2.1    Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.
2.2    Affiliated Company. “Affiliated Company” means:
(a)    with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and
(b)    with respect to Awards other than Incentive Options, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.
2.3    Award. “Award” means an Option, a Restricted Stock award, a Stock Appreciation Right award, a Dividend Equivalents award, a Stock Payment award or a Restricted Stock Unit award granted to a Participant pursuant to the Plan.
2.4    Award Agreement. “Award Agreement” means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award granted to a Participant.
2.5    Board. “Board” means the Board of Directors of the Company.
2.6    Change in Control. “Change in Control” shall mean:
(a)    The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;
(b)    A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;
(c)    A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;
(d)    The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or
(e)    The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.
2.7    Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.
2.8    Committee. “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 10.1 hereof.
2.9    Common Stock. “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.2 hereof.
2.10    Covered Employee. “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.
2.11    Disability. “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.
2.12    Dividend Equivalent. “Dividend Equivalent” means a right to receive payments equivalent to the amount of dividends paid by the Company to holders of shares of Common Stock with respect to the number of Dividend Equivalents held by the Participant. The Dividend Equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Administrator may reserve the right to determine the manner of payment at the time the Dividend Equivalent is payable. Dividend Equivalents may be granted only in connection with a grant of Restricted Stock Units and shall be subject to the vesting conditions that govern Restricted Stock Units as set forth in the applicable Restricted Stock Award Agreement.
2.13    DRO. “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.
2.14    Effective Date. “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.
2.15    Exchange Act. “Exchange Act” means the Securities and Exchange Act of 1934, as amended.
2.16    Exercise Price. “Exercise Price” means the purchase price per share of Common Stock payable upon exercise of an Option.
2.17    Fair Market Value. “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:
(a)    If the Common Stock is then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq market system or such exchange on the next preceding day on which a closing sale price is reported.
(b)    If the Common Stock is not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.
(c)    If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.
2.18    Incentive Option. “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
2.19    Incentive Option Agreement. “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.
2.20    NASD Dealer. “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.
2.21    Non-Employee Director. “Non-Employee Director” shall have the meaning given in Section 7.7 below.
2.22    Nonqualified Option. “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.7 below, it shall to that extent constitute a Nonqualified Option.
2.23    Nonqualified Option Agreement. “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.
2.24    Option. “Option” means any option to purchase Common Stock granted pursuant to the Plan.
2.25    Option Agreement. “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.
2.26    Optionee. “Optionee” means any Participant who holds an Option.
2.27    Participant. “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Stock, Restricted Stock, Restricted Stock Units, Stock Payment or Dividend Equivalents under the Plan.
2.28    Performance Criteria. “Performance Criteria” means one or more of the following as established by the Administrator, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount or the occurrence of a specific event or events:
(a)    Sales;
(b)    Operating income;
(c)    Pre-tax income;
(d)    Earnings before interest, taxes, depreciation and amortization;
(e)    Earnings per share of Common Stock on a fully-diluted basis;

(f)	Consolidated net income of the Company divided by the average consolidated common stockholders equity;

(g)	Cash and cash equivalents derived from either (i) net cash flow from operations, or (ii) net cash flow from operations, financings and investing activities;
(h)    Adjusted operating cash flow return on income;
(i)    Cost containment or reduction;
(j)    The percentage increase in the market price of the Common Stock over a stated period;
(k)    Return on assets;

(l)    New Company product introductions;
(m)    Obtaining regulatory approvals for new or existing products; and
(n)    Individual business objectives.

2.29    Purchase Price. “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero (0), subject to limitations under applicable law.
2.30    Repurchase Right. “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.
2.31    Restricted Stock. “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.
2.32    Restricted Stock Award. “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.
2.33    Restricted Stock Award Agreement. “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units or Dividend Equivalents under the Plan.
2.34    Restricted Stock Unit. “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.
2.35    Service Provider. “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.
2.36    Stock Appreciation Right. “Stock Appreciation Right” means a contractual right granted to a Participant under Article 8 hereof entitling such Participant to receive a payment representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock, payable either in cash or in shares of the Company’s Common Stock, at such time, and subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award agreement.
2.37    Stock Appreciation Rights Holder. “Stock Appreciation Rights Holder” means any Participant who holds a Stock Appreciation Right.
2.38    Stock Payment. “Stock Payment” means a payment in the form of shares of Common Stock.
2.39    10% Stockholder. “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.
ARTICLE 3.
ELIGIBILITY
3.1    Incentive Options. Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.
3.2    Nonqualified Options, Stock Appreciation Rights, Stock Payments and Restricted Stock Awards. Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights, Stock Payments or Restricted Stock Awards under the Plan.
3.3    Section 162(m) Limitation. In no event shall any Participant be granted Options or Stock Appreciation Rights in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds 200,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. Notwithstanding the foregoing, in connection with his or her initial service to the Company, the aggregate number of shares of Common Stock with respect to which Options or Stock Appreciation Rights may be granted to any Participant shall not exceed 300,000 shares of Common Stock during the calendar year which includes such individual’s initial service to the Company. The foregoing limitations shall be applied on an aggregate basis taking into account Awards granted to a Participant under the Plan as well as awards of the same type granted to a Participant under any other equity-based compensation plan of the Company or any Affiliated Company.
ARTICLE 4.
PLAN SHARES
4.1    Shares Subject to the Plan.
(a)    The number of shares of Common Stock that may be issued pursuant to Awards under the Plan shall be 7,000,000 shares. The foregoing shall be subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof. In the event that (a) all or any portion of any Option granted under the Plan can no longer under any circumstances be exercised, (b) any shares of Common Stock subject to an Award Agreement are reacquired by the Company or (c) all or any portion of any Restricted Stock Units granted under the Plan are forfeited or can no longer under any circumstances vest, the shares of Common Stock allocable to the unexercised portion of such Option or the shares so reacquired shall again be available for grant or issuance under the Plan. The following shares of Common Stock may not again be made available for issuance as awards under the Plan: (x) the gross number of shares of Common Stock subject to outstanding Stock Appreciation Rights settled in exchange for shares of Common Stock, (y) shares of Common Stock used to pay the Exercise Price related to outstanding Options, or (z) shares of Common Stock used to pay withholding taxes related to outstanding Options, Stock Appreciation Rights or Restricted Stock Units. For purposes of this Section 4.1, the number of shares of Common Stock available for grant under the Plan shall be reduced by one share of Common Stock for each share of Common Stock granted pursuant to the exercise to an Option or Stock Appreciation Right, and by one-and-six-tenths (1.6) shares of Common Stock for each share of Common Stock granted pursuant to a Restricted Stock award, Stock Payment award or Restricted Stock Unit award.
(b)    The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be 7,000,000 shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.2 hereof.
4.2    Changes in Capital Structure. In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Award Agreements and the limit on the number of shares under Section 3.3, all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.
ARTICLE 5.
OPTIONS
5.1    Grant of Stock Options. The Administrator shall have the right to grant, pursuant to this Plan, Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria.
5.2    Option Agreements. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.
5.3    Exercise Price. The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than

100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted.
However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.
5.4    Payment of Exercise Price. Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee (provided that shares acquired pursuant to the exercise of options granted by the Company must have been held by the Optionee for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.
5.5    Term and Termination of Options. The term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than ten (10) years after the date it is granted.
5.6    Vesting and Exercise of Options. Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.
5.7    Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.
5.8    Nontransferability of Options. Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.
5.9    Repricing Prohibited. Subject to Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, the Administrator shall not amend the terms of outstanding Options to reduce the Exercise Price of outstanding Options, cancel outstanding Options in exchange for cash, other awards or Options with an Exercise Price that is less than the Exercise Price of the original Options, or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market.

5.10    Rights as a Stockholder. An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates representing shares purchased upon such exercise have been issued to such person.
5.11    Unvested Shares. The Administrator shall have the discretion to grant Options which are exercisable for unvested shares of Common Stock. Should the Optionee cease being an employee, officer or director of the Company while owning such unvested shares, the Company shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Administrator and set forth in the document evidencing such repurchase right.
ARTICLE 6.
RESTRICTED STOCK
6.1    Issuance of Restricted Stock. The Administrator shall have the right to issue pursuant to this Plan and at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.
6.2    Restricted Stock Award Agreements. A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.
6.3    Purchase Price.
(a)    Amount. Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.
(b)    Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law. If payment for shares of Restricted Stock is made by promissory note, any cash dividends paid with respect to the Restricted Stock may be applied, in the discretion of the Administrator, to repayment of such note.
6.4    Vesting of Restricted Stock. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest.
6.5    Rights as a Stockholder. Upon complying with the provisions of Sections 6.2 and 6.3 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.
6.6    Restrictions. Shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.
ARTICLE 7.
RESTRICTED STOCK UNITS
7.1    Grants of Restricted Stock Units and Dividend Equivalents. The Administrator shall have the right to grant, pursuant to this Plan, Restricted Stock Units and Dividend Equivalents, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Administrator with respect to one or more Performance Criteria, which require the Administrator to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.
7.2    Restricted Stock Unit Agreements. A Participant shall have no rights with respect to the Restricted Stock Units or Dividend Equivalents covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.
7.3    Purchase Price.
(a)    Amount. Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.
(b)    Payment. Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.
7.4    Vesting of Restricted Stock Units and Dividend Equivalents. The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Administrator with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units and Dividend Equivalents may vest.
7.5    Rights as a Stockholder. Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan.
7.6    Restrictions. Restricted Stock Units and Dividend Equivalents may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units and Dividend Equivalents that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.
7.7    Restricted Stock Unit Grants to Non-Employee Directors.
(a)    Automatic Grants. Each director of the Company who is not an employee or executive officer of the Company (a “Non-Employee Director”) shall automatically be granted (i) a Restricted Stock Unit convertible into $200,000 of shares of the Common Stock, as valued on the Restricted Stock Unit grant date, upon commencement of service as a director of the Company, and (ii) a Restricted Stock Unit convertible into $100,000 of shares of Common Stock at each annual meeting of the Company’s stockholders (provided such individual has served as a Non-Employee Director for at least six (6) months prior to such meeting). All such Restricted Stock Units shall be subject to the terms and conditions of this Plan.
(b)    Vesting of Restricted Stock Units Granted to Non-Employee Directors. Each initial Restricted Stock Unit granted to a newly-elected or appointed Non-Employee Director shall vest, in a series of four (4) successive equal annual installments over the Non-Employee Director’s period of continued service as a director, with the first such installment to vest upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Restricted Stock Unit grant date. Each annual Restricted Stock Unit granted to continuing Non-Employee Directors shall vest, upon the Non-Employee Director’s completion of one (1) year of service as a Non-Employee Director measured from the Restricted Stock Unit grant date.
ARTICLE 8.
STOCK APPRECIATION RIGHTS
8.1    Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Participant selected by the Administrator. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event. Stock Appreciation Rights shall be exercisable or payable at such time or times and upon conditions as may be approved by the Administrator, provided that the Administrator may accelerate the exercisability or payment of a Stock Appreciation Right at any time.
8.2    Vesting of Stock Appreciation Rights. Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator. A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Administrator, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the date of grant. The base price of a Stock Appreciation Right shall be determined by the Administrator in its sole discretion; provided, however, that the base price per share of any Stock Appreciation Right shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant.
8.3    Payment of Stock Appreciation Rights. A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid. Payment of the amount determined under the foregoing shall be made either in cash or in shares of Common Stock, as determined by the Administrator in its discretion. If payment is made in shares of Common Stock, such shares shall be valued at their Fair Market Value on the date of exercise or payment, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.
8.4    Nontransferability of Stock Appreciation Rights. Except as otherwise provided in this Section 8.4, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Stock Appreciation Rights Holder, Stock Appreciation Rights shall be exercisable only by the Stock Appreciation Rights Holder. At the discretion of the Administrator and in accordance with rules it establishes from time to time, Stock Appreciation Rights Holders may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights Holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Administrator. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.
ARTICLE 9.
STOCK PAYMENT AWARDS
9.1    Grant of Stock Payment Awards. A Stock Payment award may be granted to any Participant selected by the Administrator. A Stock Payment award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Administrator. A Stock Payment award granted to a Participant represents shares of Common Stock that are issued without restrictions on transfer and other incidents of ownership and free of forfeiture conditions, except as otherwise provided in the Plan and the Award Agreement. The Administrator may, in connection with any Stock Payment award, provide that no payment is required, or require the payment by the Participant of a specified purchase price.
9.2    Rights as Stockholder. Subject to the foregoing provisions of this Article 9 and the applicable Award Agreement, upon the issuance of the Common Stock under a Stock Payment award the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.
ARTICLE 10.
ADMINISTRATION OF THE PLAN
10.1    Administrator. Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a Committee. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act.
10.2    Powers of the Administrator. In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Awards shall be granted, the number of shares to be represented by each Award, and the consideration to be received by the Company upon the exercise and/or vesting of such Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a Participant’s rights under any Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement; (g) to accelerate the vesting of any Award or release or waive any repurchase rights of the Company with respect to Restricted Stock Awards; (h) to extend the expiration date of any Option; (i) to amend outstanding Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. To the extent permitted by applicable law, the Administrator may from time to time delegate to one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards to Participants other than (a) senior executives of the Company who are subject to Section 16 of the Exchange Act, (b) Covered Employees, or (c) officers of the Company (or members of the Board) to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Administrator specifies at the time of such delegation, and the Administrator may at any time rescind the authority so delegated or appoint a new delegatee.
10.3    Limitation on Liability. No employee of the Company or member of the Board or Administrator shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Administrator, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 11.
CHANGE IN CONTROL
11.1    Impact of Change in Control on Awards Under Plan. In order to preserve a Participant’s rights in the event of a Change in Control of the Company:
(a)    The Administrator shall have the discretion to provide in each Award Agreement the terms and conditions that relate to (i) vesting of such Award in the event of a Change in Control, and (ii) assumption of such Awards or issuance of comparable securities under an incentive program in the event of a Change in Control. The aforementioned terms and conditions may vary in each Award Agreement.
(b)    If the terms of an outstanding Option provide for accelerated vesting in the event of a Change in Control, or to the extent that a Option is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.
(c)    If the terms of an outstanding Stock Appreciation Right provide for accelerated vesting in the event of a Change in Control, or to the extent that a Stock Appreciation Right is vested and not yet exercised, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Stock Appreciation Right for an amount of cash or other property having a value equal to the value of the cash or other property that the Participant would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Stock Appreciation Right had the Stock Appreciation Right been exercised immediately prior to the Change in Control.
(d)    Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.
(e)    The Administrator shall cause written notice of a proposed Change in Control transaction to be given to Participants not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.
ARTICLE 12.
AMENDMENT AND TERMINATION OF THE PLAN
12.1    Amendments. The Board may from time to time alter, amend, suspend or terminate the Plan in such respects as the Board may deem advisable. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.
12.2    Plan Termination. Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Awards may be granted under the Plan thereafter, but Awards and Award Agreements then outstanding shall continue in effect in accordance with their respective terms.
ARTICLE 13.
TAX WITHHOLDING
13.1    Tax Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award. The Award

Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.
ARTICLE 14.
MISCELLANEOUS
14.1    Benefits Not Alienable. Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.
14.2    Awards subject to Code Section 409A. Any Award that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code (a “Section 409A Award”) shall satisfy the requirements of Section 409A of the Code, to the extent applicable as determined by the Administrator. The Award Agreement with respect to a Section 409A Award shall incorporate the terms and conditions required by Section 409A of the Code. If any deferral of compensation is to be permitted in connection with a 409A Award, the Administrator shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.
14.3    No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.
14.4    Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.
14.5    Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.
14.6    Annual Reports. During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

Appendix B

ENDOLOGIX, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN AS AMENDED AND RESTATED
(AS AMENDED, SUBJECT TO STOCKHOLDER APPROVAL, BY RESOLUTION ADOPTED
BY THE BOARD OF DIRECTORS ON MARCH 23, 2016)

1.	Purpose
The purpose of the Endologix, Inc. 2006 Employee Stock Purchase Plan, As Amended and Restated (the “Plan”) is to provide Eligible Employees with (a) a convenient means to acquire Shares at a discounted purchase price, (b) an incentive for continued employment, and (c) an incentive to increase the value of the Corporation for stockholders. This Plan includes two components: a U.S. Code Section 423 Component (the “423 Component”) and a non-U.S. Code Section 423 Component (the “Non-423 Component”). It is the intention of the Corporation to have the 423 Component qualify as an “employee stock purchase plan” within the meaning of Section 423 of the U.S. Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the U.S. Code. In addition, this Plan authorizes the grant of Purchase Rights under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the U.S. Code; such Purchase Rights shall be granted pursuant to rules, procedures or sub-plans adopted by the Committee designed by the Committee to achieve tax, employment, securities law or other purposes and objectives, and to conform the terms of the Plan with the laws and requirements of countries outside of the United States in order to allow Eligible Employees of Designated Subsidiaries in such countries to purchase Shares under the Plan.

2.	Effective Date and Term of Plan
(a)    Effective Date. The Board originally adopted the Plan with stockholder approval in May 2006. The Board subsequently amended the Plan from time to time, with stockholder approval, to increase the number of Shares authorized for issuance under the Plan to 3,058,734. On March 23, 2016, the Board amended the Plan, subject to stockholder approval, to increase the number of Shares authorized for issuance by an additional 1,500,000 shares, bringing the total number of Shares subject to the Plan to 4,558,734.
(b)    Term. The Plan shall continue in effect until the earlier of (i) the tenth (10th) anniversary of the Effective Date, (ii) its termination by the Board, or (iii) the date on which all of the Shares available for issuance under the Plan have been issued.

3.	Definitions
Each capitalized word, term or phrase used in the Plan shall have the meaning set forth in this Section 3 or, if not defined in this Section, the first place that it appears in the Plan.
(a)    “Account” means the account established for each Participant under the Plan, which will be maintained in the currency used by the Corporation or Designated Subsidiary, as applicable, to pay the Participant’s Compensation and will be converted to U.S. Dollars as provided in Section 6(a), if applicable. Amounts credited to a Participant’s Account may be held by the Corporation or a Designated Subsidiary, as applicable, in its general corporate accounts or in one or more trusts, as determined by the Committee in its discretion in accordance with applicable law, and will not be credited with interest or earnings of any kind, unless otherwise required by applicable law.
(b)    “Applicable Exchange” means the NASDAQ National Market System or such other securities exchange as may be the principal market for the Shares at the applicable time.
(c)    “Board” means the Board of Directors of the Corporation.
(d)    “Change in Control” means either of the following stockholder-approved transactions to which the Corporation is a party: (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or (ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets; provided, that such transaction does not constitute a transfer to a related party under U.S. Treasury Regulation §1.409A-3(i)(5)(vii)(B).
(e)    “Committee” means the Board or a committee consisting of two (2) or more members of the Board appointed by the Board to administer the Plan.

(f)    “Compensation” means the total salary or wages or other taxable compensation (such as bonus payments, commissions, short-term disability payments and wage or salary substitution payments) paid by the Corporation or Designated Subsidiary to the Eligible Employee during active employment (including approved paid leaves of absences) as of a particular pay date, exclusive of expense reimbursement, relocation allowances, tuition reimbursement, adoption assistance benefits, earnings related to stock options or other equity incentives, and post-employment payments that may be computed from eligible compensation, such as severance benefits, salary continuation after termination of service, redundancy pay, or termination indemnities. Notwithstanding the foregoing, each Designated Subsidiary outside of the United States shall have the authority to determine what constitutes “Compensation” for purposes of the Plan, as approved by the Corporation's Vice President of Human Resources or Chief Financial Officer.
(g)    “Corporation” means Endologix, Inc., a corporation incorporated under the laws of the State of Delaware.
(h)    “Designated Subsidiary” means any Subsidiary that has been designated by the Committee, in its sole discretion, as eligible to offer participation in the Plan to its Employees under either the 423 Component or Non-423 Component.
(i)    “Disaffiliation” means a Designated Subsidiary’s or business segment’s ceasing to be a Subsidiary or business segment for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Corporation, of the stock of the Designated Subsidiary or a sale of a business segment by the Corporation or its Subsidiaries).
(j)    “Eligible Employee” means an individual who (i) is an Employee during the Enrollment Period established by the Committee for an Offering Period, and (ii) meets such other eligibility criteria as may be determined by the Committee. Except as otherwise prohibited under applicable law, “Eligible Employee” shall exclude any Employee who is regularly expected to render twenty (20) or fewer hours of service per week for fewer than five (5) months per calendar year.
(k)    “Employee” means any individual who is classified as an employee by the Corporation or a Designated Subsidiary on such entity’s payroll records. An individual who is classified by the Corporation or a Designated Subsidiary as an independent contractor, leased employee, consultant, advisor or member of the Board is not an Employee for purposes of the Plan, even if such individual is determined to be a common law employee of the Corporation or a Designated Subsidiary. For purposes of individuals performing services for a Designated Subsidiary incorporated outside of the United States, “Employee” shall be determined in accordance with the foregoing provisions except as may be otherwise required under applicable local law. In addition, for purposes of this Plan, a Participant shall cease to be an Employee either upon an actual termination of employment or upon the Subsidiary employing the Participant ceasing to be a Designated Subsidiary.
(l)    “Enrollment Period” means the period established by the Committee in its sole discretion preceding each Offering Period that Eligible Employees may enroll to participate in the Plan.
(m)    “Fair Market Value” means the closing sale price of a Share on the date of valuation on the Applicable Exchange or, if no closing sale price is quoted or no sale takes place on such day, then the Fair Market Value shall be closing sale price of a Share on the Applicable Exchange on the next preceding day on which a sale occurred.
(n)    “Offering” means an offer under the Plan of a Purchase Right that may be exercised during an Offering Period as further described in Section 3(p). For purposes of this Plan, the Committee may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Designated Subsidiaries will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.
(o)    “Offering Period” means the six month period beginning on November 1 and ending on April 30, and the six month period beginning on May 1 and ending on October 31. Notwithstanding the foregoing, the Committee may establish different Offering Periods as it determines in its sole discretion.
(p)    “Participant” means an Eligible Employee who has commenced participation in the Plan pursuant to Section 4(a) and who has not ceased participation in the Plan pursuant to Section 4(b).
(q)    “Plan” means this Endologix, Inc. 2006 Employee Stock Purchase Plan, As Amended and Restated, as set forth herein and as hereafter amended from time to time, and shall include any sub-plans established hereunder to comply with the laws of jurisdictions outside of the United States of America.
(r)    “Purchase Date” means the last business day of each Offering Period.

(s)    “Purchase Price” means an amount equal to eighty-five percent (85%) of the lesser of (i) the Fair Market Value of a Share on the first business day of the Offering Period, or (ii) the Fair Market Value of a Share on the Purchase Date. Notwithstanding the foregoing, the Committee has the authority to change the Purchase Price for an Offering prior to the commencement of an Offering Period by any manner or method the Committee determines, pursuant to Section 8, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the U.S. Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Committee to comply with applicable local law.
(t)    “Purchase Right” has the meaning set forth in Section 5(c).
(u)    “Share” means a share of common stock of the Corporation, as adjusted from time to time in accordance with Section 7(c).
(v)    “Subsidiary” means any present or future corporation, whether domestic or foreign, which is or would be a “subsidiary corporation,” as defined under Section 424(f) of the Code, of the Corporation.
(w)    “U.S. Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and any successor thereto, the Treasury Regulations thereunder and any relevant interpretive guidance issued by the Internal Revenue Service or the Treasury Department. Reference to any specific section of the U.S. Code shall be deemed to include such regulations and guidance, as well as any successor section, regulations and guidance.
(x)    “U.S. Dollar” and “US $” mean and refer to the lawful currency of the United States of America.

4.	Eligibility and Participation
(a)    Commencement of Participation. An Eligible Employee shall become a Participant in the Plan and shall participate in an Offering Period by enrolling in the Plan during the Enrollment Period and making an election authorizing the payroll deductions or contributions set forth in Section 5(b) in accordance with the procedures established by the Committee. An Eligible Employee who becomes a Participant pursuant to this Section shall remain a Participant and shall participate in all future Offering Periods until the individual ceases to be a Participant pursuant to Section 4(b).
(b)    Termination of Participation. An individual shall cease to be a Participant in the Plan upon the first occurrence of any of the following events:
(i) the Participant ceases to be an Eligible Employee (except as otherwise provided pursuant to Section 5);
(ii) the Participant withdraws from the Plan pursuant to Section 5; or
(iii) the Plan is terminated.
(c)    Eligibility Restrictions. Notwithstanding any provisions of the Plan to the contrary, no Employee of the Company or a Designated Subsidiary shall be granted a Purchase Right under the Plan or be eligible to participate in the Plan:
(i) if, immediately after the Purchase Right is granted, such Employee would own or be considered to own, five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any Subsidiary (for these purposes, the rules of Section 424(d) of the U.S. Code shall apply in determining stock ownership of any Employee); or
(ii) if such Purchase Right would permit such Employee’s rights to purchase Shares under the Plan and any other employee stock purchase plans of the Corporation or any Subsidiary in an amount which, in the aggregate, would exceed US$25,000 (or such other amount as may be adjusted from time to time under applicable provisions of the U.S. Code) in Fair Market Value of Shares (determined at the time such Purchase Right is granted) for each calendar year in which the Purchase Right is outstanding at any time. For purposes of applying the foregoing limitation, the applicable limit shall be determined by multiplying (x) the number of Shares acquired during each respective Offering Period by a Participant by (y) the Fair Market Value of the Shares on the first business date of the Offering Period to which such shares relate.

5.	Offerings
(a)    General. The acquisition of Shares under the Plan will be implemented through Offering Periods as set forth in this Section 5.

(b)    Contributions to Accounts. Unless payroll deductions are prohibited by applicable law, each Participant shall make an election during the Enrollment Period to have the Corporation or Designated Subsidiary, as applicable, deduct a specified percentage of the Participant’s Compensation ranging from one percent (1%) to ten percent (10%), on an after-tax basis, each payroll period during the Offering Period, and such amounts shall be credited to the Participant’s Account. A Participant’s election shall remain in effect for all Offering Periods commencing after the Participant makes such election, unless the Participant changes the election, withdraws from the Plan or ceases to be an Eligible Employee pursuant to this Section 5. If applicable law prohibits payroll deductions, the Committee, in its discretion, may permit a Participant to make contributions to the Participant’s Account in another form of contribution acceptable to the Committee, including contributions by direct debit from a Participant’s designated bank account or by check. Notwithstanding the foregoing, the Committee may, in its discretion, suspend or reduce a Participant’s payroll deductions or contributions under the Plan as it deems advisable. Except where otherwise required under applicable local law, all Participant contributions may be held in a general account established in the name of the Corporation or the Designated Subsidiary that employs the applicable Participant. Contributions credited to a Participant’s Account that are denominated in a currency other than U.S. Dollars shall be converted into U.S. Dollars at the prevailing exchange rate (as determined by the Committee) and remitted to the Corporation with such frequency as shall be determined by the Committee in its sole discretion.
(c)    Grant of Purchase Right. On the first business day of each Offering Period, the Corporation shall grant to each Participant a right to purchase (“Purchase Right”) on the Purchase Date the number of whole Shares that may be purchased at the Purchase Price with the amounts credited to the Participant’s Account on such date, subject to the limitations set forth in Section 4(c) and Section 7.
(d)    Changes to Payroll Deductions / Contributions. During the course of an Offering Period, a Participant will be permitted to reduce (but not increase) the amount of payroll deductions or contributions to the Plan during the Offering Period by filing such form as the Committee shall determine; however, the Participant may not effect more than one (1) such reduction per Offering Period. Before the commencement of any subsequent Offering Period, a Participant may elect to change the amount of payroll deductions or contributions during such Offering Period, subject to the limits set forth in Section 5(b).
(e)    Withdrawal. A Participant may withdraw from the Plan before any Purchase Date by giving notice of withdrawal in such form and at such time as the Committee shall determine. Upon receipt of a notice of withdrawal, the Participant’s Purchase Right will be canceled immediately and no further contributions shall be collected. Any amounts credited to a Participant’s Account during the Offering Period in which such withdrawal occurs shall be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law. A Participant who withdraws from the Plan pursuant to this Section shall be prohibited from participating again in the same Offering Period during which the withdrawal occurred. The Committee may, in its discretion, treat any attempt by the Participant to transfer, pledge or otherwise encumber the Participant’s Account or Purchase Right as a notice of withdrawal. After withdrawing from the Plan pursuant to this Section, an Eligible Employee may become a Participant in the Plan with respect to a future Offering Period pursuant to the procedures in Section 4(a).
(f)    Termination of Employment. Upon the termination of a Participant’s employment for any reason, the Participant’s Purchase Right will be canceled immediately, and all amounts credited to the Participant’s Account will be returned to the Participant (or the Participant’s heirs or estate (as determined under applicable law) in the event of the Participant’s death) as soon as administratively practicable without interest, unless the payment of interest is required by applicable law.
(g)    Leave of Absence. If a Participant is on an approved unpaid leave of absence, all amounts credited the Participant’s Account during the Offering Period shall be held for the purchase of Shares on the next Purchase Date. In no event, however, shall any further amounts be collected on the Participant’s behalf during such leave of absence. Upon the Participant’s return to active service, the Participant’s contributions shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan pursuant to Section 5(e) prior to the Participant’s return. A Participant on a leave of absence who terminates employment shall be subject to the provisions of Section 5(f). For purposes of Participants employed by a Designated Subsidiary incorporated outside of the United States, whether a Participant is on an approved leave of absence shall be determined in accordance with applicable local law.
(h)    Transferability. Neither any Purchase Rights granted under the Plan nor any amounts credited to a Participant’s Account may be assigned, transferred, pledged or otherwise encumbered other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition of a Purchase Right or amounts credited to a Participant’s Account shall be without effect, except that the Committee may treat such act as an election to withdraw from the Plan in accordance with Section 5(e).

(i)    Participants’ Interests. Participants will have no interest in, or any rights as a holder of Shares with respect to, Shares subject to a Purchase Right until the Participant’s Purchase Right is exercised pursuant to Section 6(a).

6.	Exercise of Purchase Rights
(a)    Automatic Exercise. Unless previously canceled, each Purchase Right then held by a Participant shall be exercised automatically on each Purchase Date to purchase the number of whole Shares that can be purchased at the Purchase Price with the amounts then credited to the Participant’s Account, subject to any limits set forth in the Plan. Fractional Shares cannot be purchased under any Purchase Right. Notwithstanding the foregoing, if the number of Shares that could be purchased under all Purchase Rights outstanding on any Purchase Date exceeds the maximum number of Shares then available for issuance under the Plan, the outstanding Purchase Rights shall be exercised pro rata in as nearly a uniform manner as practicable to purchase the number of Shares then available under the Plan, unless the Committee determines otherwise, and any excess contributions shall be returned to the Participant as soon as administratively practicable without interest, unless the payment of interest is required by applicable law. In any other circumstance, any amounts remaining in a Participant’s Account after the exercise of a Purchase Right will be retained in the Participant’s Account for use during the next Offering Period.
(b)    Tax Withholding. No later than the date as of which an amount first becomes includible in the Participant’s taxable income for federal, state, local or non-U.S. income or employment or other tax purposes with respect to any Purchase Right, such Participant shall pay to the Corporation or Designated Subsidiary, as applicable, or make arrangements satisfactory to the Corporation or Designated Subsidiary, as applicable, regarding the payment of, any federal, state, local or non-U.S. taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation and each Designated Subsidiary under the Plan shall be conditional on such payment or arrangements, and the Corporation and each Designated Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payments otherwise due to the Participant. Further, subject to applicable local law, the Corporation may (i) instruct the administrator/broker to sell such number of Shares purchased by a Participant to raise the amount necessary to satisfy applicable withholding requirements or (ii) withhold whole Shares that otherwise would have been delivered having an aggregate Fair Market Value equal to the amount necessary to satisfy any withholding obligation. The Committee may establish such procedures as it deems appropriate for the settlement of withholding obligations.
(c)    Delivery of Stock. As promptly as practicable after each Purchase Date, the Shares acquired upon the exercise of a Participant’s Purchase Right shall be delivered to the Participant or to a custodial or trust account maintained for the benefit of the Participant, as determined by the Committee.
(d)    Conditions for Issuance. Notwithstanding any other provision of the Plan or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver Shares under the Plan unless such issuance or delivery complies with all applicable laws, rules and regulations, including the requirements of any Applicable Exchange or similar entity, and the Corporation has obtained any consent, approval or permit from any federal, state or foreign governmental authority that the Committee determines to be necessary or advisable.

7.	Shares
(a)    Maximum Share Issuance under the Plan. The maximum number of Shares that can be issued under the Plan, subject to any adjustment upon changes in capitalization as provided in Section 7(b), shall be 4,558,734. Such Shares may be authorized but unissued Shares or Shares held by the Corporation as treasury shares. The limitation set forth in this section may be used to satisfy purchases of Shares under either the 423 Component or the Non-423 Component.
(b)    Maximum Number of Shares per Participant. Prior to the commencement of an Offering Period, the Committee may determine the maximum number of Shares that a Participant may purchase during such Offering Period or a formula that complies with the requirements of Section 423 of the U.S. Code by which the maximum number of Shares that a Participant may purchase during such Offering Period shall be computed; provided, however, in no event shall all Participants be permitted to purchase more than (a) 5,000 Shares during any one Offering Period, or (b) 10,000 Shares during any calendar year.
(c)    Adjustment Upon Changes in Capitalization. In the event of a merger, consolidation, stock rights offering, liquidation, spinoff, separation, Disaffiliation, reorganization or similar event affecting the Corporation or any of its Subsidiaries, or a stock dividend, stock split, reverse stock split, extraordinary dividend of cash or other property, share combination or recapitalization or similar event affecting the capital structure of the Corporation, the Committee or the Board shall make such equitable and appropriate substitutions or adjustments to (i) the aggregate number and kind of Shares reserved for issuance and delivery under the Plan, (ii) the number and kind of Shares subject to Purchase Rights under the Plan and (iii) the Purchase Price with respect to Purchase Rights under the Plan.

8.	Administration

(a)    Authority of Committee. The Plan will be administered by the Committee. The Committee shall have the authority to take the following actions, among others, subject to the terms and conditions of the Plan:
i. to designate the Subsidiaries that participate in the Plan;
ii. to determine the eligibility of any individual to participate in the Plan, including whether the individual shall be eligible to participate in the 423 Component or the Non-423 Component;
iii. to determine whether and when an Offering Period will occur;
iv. to determine the number of Shares subject to an Offering and the number of Shares subject to a Purchase Right to be granted to any Participant;
v. to establish procedures for making payroll deductions or contributions under the Plan;
vi. to establish the Purchase Price for an Offering Period;
vii. to determine the maximum amount permitted to be credited to a Participant’s Account and to suspend or reduce a Participant’s payroll deductions or contributions for any reason that the Committee deems advisable;
viii. to determine the terms and conditions of each Offering and Offering Period made hereunder, based on such factors as the Committee shall determine;
ix. to adopt sub-plans and special provisions applicable to Offering Periods regulated by the laws of jurisdictions outside of the United States, which sub-plans and special provisions may take precedence over other provisions of the Plan;
x. to modify, amend, adjust or cancel any Offering, Offering Period or Purchase Right or the terms and conditions of any Offering, Offering Period or Purchase Right;
xi. to treat any Participant’s attempt to transfer, pledge or otherwise encumber the Participant’s Account or Purchase Right as a notice of withdrawal under the Plan;
xii. to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable from time to time;
xiii. to interpret the terms and provisions of the Plan;
xiv. to decide all other matters to be determined in connection with an Offering; and
xv. to otherwise administer the Plan.
Notwithstanding the foregoing, any action taken by the Committee or its delegates that requires the approval of the Corporation’s stockholders under applicable law or Applicable Exchange rules shall be valid and effective only if the approval of the Corporation’s stockholders is obtained as required.
(b)    Delegation of Authority. To the extent permitted by applicable law, the Committee may delegate any of its authority to administer the Plan to any person or persons selected by the Committee, including one or more members of the Committee or one or more officers of the Corporation, and such person or persons shall be deemed to be the Committee with respect to, and to the extent of, its or their authority. Any authority granted to the Committee may also be exercised by the full Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control.
(c)    Procedures. The Committee may act by a majority of its members then in office and, except to the extent prohibited by applicable law or the listing standards of the Applicable Exchange, through any person or persons to whom it has delegated its authority pursuant to Section 8(b).
(d)    Discretion of Committee and Binding Effect. Any determination made by the Committee or an appropriately delegated person or persons with respect to the Plan shall be made in the sole discretion of the Committee or such delegate, unless in contravention of any express term of the Plan, including, without limitation, any determination involving the appropriateness or equitableness of any action. All decisions made by the Committee or any appropriately delegated person or persons shall be final and binding on all persons, including the Designated Subsidiary’s, Employees, Eligible Employees, Participants and Beneficiaries.
(e)    Change in Control and Disaffiliation. In the event of a Change in Control or a Disaffiliation, the Purchase Right of each Participant (in the case of a Change in Control) or the Purchase Right of each Participant employed by the Designated Subsidiary or business segment that ceases to be a Designated Subsidiary or business segment pursuant to the Disaffiliation, as determined by the Committee in its discretion (in the case of a Disaffiliation), will be exercised immediately upon such Change in Control or Disaffiliation with respect to the Offering then in effect, unless the Committee determines that such exercise would result in unfavorable tax or accounting treatment under any other applicable law, rule or regulation.

9.	Amendment and Termination
The Board or the Committee, in its sole discretion, may amend, alter, cancel or terminate the Plan or any Purchase Right granted thereunder at any time, except that no amendment or alteration may increase the number of Shares that can be issued under the Plan, other than an adjustment under Section 7(b), or make other changes for which stockholder approval is required under applicable law or Applicable Exchange rule unless such stockholder approval is obtained as required. Upon a cancellation or termination of the Plan or any Purchase Right, the Board or the Committee will in its sole discretion return to affected Participants all amounts credited to their Accounts without interest, unless the payment of interest is required under applicable law.

10.	Miscellaneous
(a)    Limitation of Liability. No liability whatever shall attach to or be incurred by any past, present or future stockholders of the Corporation, officers or directors of any Designated Subsidiary or any members of the Committee or their delegates under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, any Designated Subsidiary or any stockholder of the Corporation, officer, director or Committee member whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to the Plan, are hereby expressly waived and released by every Participant as a part of the consideration for the benefits provided under the Plan.
(b)    Offerings Outside of the United States. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans of the Plan, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the U.S. Code, without limitation, to: (i) amend or vary the terms of the Plan in order to conform such terms with the laws, rules and regulations of each country outside of the United States where a Designated Subsidiary is located; (ii) amend or vary the terms of the Plan in each country where a Designated Subsidiary is located as it considers necessary or desirable to take into account or to mitigate or reduce the burden of taxation and social insurance contributions for Participants or the Designated Subsidiary; or (iii) amend or vary the terms of the Plan in each country outside of the United States where a Designated Subsidiary is located as it considers necessary or desirable to meet the goals and objectives of the Plan. Each sub-plan established pursuant to this Section 10(b) shall be reflected in a written appendix to the Plan for each Designated Subsidiary in such country, and shall be treated as being separate and independent from the Plan; provided, the total number of Shares authorized to be issued under the Plan shall include any Shares issued under any sub-plan of the Plan. To the extent permitted under applicable law, the Committee may delegate its authority and responsibilities under this Section 10(b) to an appropriate sub-committee consisting of one or more officers of the Corporation.
(c)    No Employment Rights. Neither the Plan nor any Purchase Right granted hereunder shall, directly or indirectly, create any right with respect to continuation of employment by the Corporation or any Designated Subsidiary, as applicable, and shall not be deemed to interfere in any way with the right of the Corporation or any Designated Subsidiary, as applicable, to terminate or otherwise modify a Participant’s employment at any time as otherwise may be permitted under local law.
(d)    Notices and Actions. If any notice or action is required to be given, received or taken on or before a date or event specified in the Plan, the Committee may establish an earlier or later time by which such notice or action must be given, received or taken as it deems advisable for the efficient administration of the Plan.
(e)    Governing Law. The laws of the State of California will govern all matters relating to this Plan, except to the extent it is superseded or preempted by the laws of the United States.

VOTE BY INTERNET - www.proxyvote.com
ENDOLOGIX 2 Musick Irvine, California 92618
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	☒
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the numbers(s) of the nominee(s) on the line below.
	All	All	Except
The Board of Directors recommends you vote FOR the following:
1. Election of Directors	☐	☐	☐
Nominee
01 Gregory D. “Greg” Waller 02 Thomas C. “Tom” Wilder, III 03 Thomas F. “Tom” Zenty, III
The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5, and 6.				For	Against	Abstain
2. Approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement.				☐	☐	☐
3. Approval of an amendment to our 2015 Stock Incentive Plan to increase the total number of shares of common stock reserved for issuance thereunder from 3,500,000 to 6,300,000.				☐	☐	☐

4. Approval of an amendment to our Amended and Restated 2006 Employee Stock Purchase Plan to increase the total number of shares of common stock reserved for issuance thereunder from 3,058,734 to 4,558,734.
				☐	☐	☐
5. Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 135,000,000.				☐	☐	☐
6. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016.				☐	☐	☐
Note: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at http://www.endologix.com/materialsproxyvote/.

ENDOLOGIX, INC. Annual Meeting of Stockholders June 2, 2016 8:00 A.M. This proxy is solicited by the Board of Directors

The undersigned hereby nominates, constitutes and appoints John McDermott and Vaseem Mahboob, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of ENDOLOGIX, INC. which the undersigned is entitled to represent and vote at the 2016 Annual Meeting of Stockholders to be held at the Company’s offices at 2 Musick, Irvine, California 92618 on June 2, 2016, at 8:00 a.m., Pacific Time, and at any and all adjournments or postponements thereof as fully as if the undersigned were present and voting at the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” APPROVAL ON A NON- BINDING ADVISORY BASIS OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, “FOR” APPROVAL OF AN AMENDMENT TO OUR 2015 STOCK INCENTIVE PLAN, “FOR” APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED 2006 EMPLOYEE STOCK PURCHASE PLAN, FOR APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016. THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE SHARES OF COMMON STOCK OF THE COMPANY HELD BY THE UNDERSIGNED.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Continued and to be signed on reverse side